Filed Pursuant to Rule 424(b)(2)
Registration No. 333-285441

PROSPECTUS SUPPLEMENT

(To Prospectus Dated February 28, 2025)

Huntington Bancshares Incorporated

750,000 Depositary Shares, Each Representing a 1/100th Interest in a Share of

6.250% Series K Non-Cumulative Perpetual Preferred Stock

Huntington Bancshares Incorporated is offering 750,000 depositary shares, each representing a 1/100th ownership interest in a share of 6.250% Series K Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, with a liquidation preference of $100,000 per share (equivalent to $1,000 per depositary share) (the “Preferred Stock”). As a holder of depositary shares, you will be entitled to all proportional rights and preferences of the Preferred Stock (including dividend, voting, redemption, liquidation and other rights). You must exercise such rights through Computershare Trust Company, N.A. and Computershare Inc., jointly as the depositary for the shares of the Preferred Stock.

Dividends on the Preferred Stock will be payable when, as and if authorized by our board of directors or a duly authorized committee of our board of directors and declared by us out of legally available funds. From the issue date to, but excluding, October 15, 2030, dividends on the Preferred Stock will accrue on a non-cumulative basis at a rate of 6.250% per annum on the liquidation preference of $100,000 per share (equivalent to $1,000 per depositary share), payable quarterly, in arrears, on the fifteenth day of each January, April, July and October, commencing on January 15, 2026 and ending on October 15, 2030 (or the next business day if any such date is not a business day). From and including October 15, 2030, for each reset period, dividends on the Preferred Stock will accrue on a non-cumulative basis at the five-year treasury rate as of the most recent reset dividend determination date (as defined elsewhere in this prospectus supplement) plus 2.653% for each reset period on the liquidation preference of $100,000 per share (equivalent to $1,000 per depositary share), payable quarterly, in arrears, on the fifteenth day of each January, April, July and October, commencing on January 15, 2031 (or the next business day if any such date is not a business day).

Dividends on the Preferred Stock will be non-cumulative. If for any reason our board of directors or a duly authorized committee of our board of directors does not authorize and we do not declare full cash dividends on the Preferred Stock for a dividend period, holders of the Preferred Stock will have no right to receive any dividend or a full dividend for that period, whether or not our board of directors or a duly authorized committee of our board authorizes and we declare dividends on the Preferred Stock or our common stock or any other class or series of our serial preferred stock for any subsequent dividend period. However, with certain limited exceptions, if we have not authorized, declared and paid or set aside for payment full dividends on the Preferred Stock for any dividend period, we may not declare or pay dividends on, or redeem, purchase or acquire, our common stock or other junior securities during the next succeeding dividend period.

The Preferred Stock is perpetual and has no maturity date. We may redeem the Preferred Stock at our option, (i) in whole or in part, from time to time, on any dividend payment date on or after October 15, 2030 or (ii) in whole but not in part, within 90 days following a regulatory capital treatment event (as defined herein), in each case, at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any authorized, declared and unpaid dividends, and in the case of our voluntary redemption, without accumulation of undeclared dividends, and, in the case of a redemption following a regulatory capital treatment event, the pro-rated portion of dividends, whether or not declared, for the dividend period in which such redemption occurs. If we redeem the Preferred Stock, the depositary will redeem a proportional number of depositary shares. Neither the holders of Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Preferred Stock or the depositary shares. Any redemption of the Preferred Stock is subject to our receipt of any required prior approval by the Board of Governors of the Federal Reserve System or other successor regulatory authority (the “Federal Reserve”).

The Preferred Stock will not have any voting rights, except as set forth under “Description of the Preferred Stock—Voting Rights” on page S-18.

The depositary shares are a new issue of securities with no established trading market. We do not intend to apply for listing of the depositary shares on any securities exchange or for inclusion of the depositary shares in any automated dealer quotation system.

Investing in the depositary shares involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and in “Item 1-A—Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission (the “SEC”) to read about factors you should consider before investing in the depositary shares.

	Price to Public(1)	Underwriting Discount	Proceeds, Before Expenses, to Huntington
Per Depositary Share	$1,000.00	$10.00	$990.00
Total	$750,000,000.00	$7,500,000.00	$742,500,000.00

(1)	The price to the public does not include dividends, if any, that may be declared. Dividends, if declared, will accrue from the date of initial issuance, which is expected to be September 11, 2025.

None of the SEC, any state securities commission, the Federal Deposit Insurance Corporation (the “FDIC”), the Federal Reserve nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The depositary shares are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured by the FDIC or any other governmental agency or instrumentality.

The underwriters expect to deliver the depositary shares in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment in New York, New York on or about September 11, 2025.

Our affiliates, including Huntington Securities, Inc., may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the depositary shares in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

Joint Book-Running Managers

BofA Securities	Citigroup	Goldman Sachs & Co. LLC	Huntington Capital Markets	RBC Capital Markets

Co-Manager

Keefe, Bruyette & Woods,

A Stifel Company

Prospectus Supplement dated September 9, 2025

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the heading “Where You Can Find More Information.”

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “Huntington,” “we,” “us,” “our,” the “Issuer” or similar references mean Huntington Bancshares Incorporated, a Maryland corporation, and its successors and include our consolidated subsidiaries only where specifically so stated. When we refer to the “Bank” in this document, we mean our only bank subsidiary, The Huntington National Bank, and its subsidiaries.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

Currency amounts in this prospectus supplement are stated in U.S. dollars.

We have not, and the underwriters and their affiliates and agents have not, authorized any person to provide any information or represent anything about us other than what is contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We do not, and the underwriters and their affiliates and agents do not, take any responsibility for, and can provide no assurance as to the reliability of, information that others may provide you. You should assume that information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus prepared by us or on our behalf and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement and the accompanying prospectus are not an offer to sell or solicitation of an offer to buy the depositary shares in any circumstances under which the offer or solicitation is unlawful.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov and on the investor relations page of our website at http://www.huntington.com. Except for those SEC filings incorporated by reference in this prospectus supplement, none of the other information on our website is part of this prospectus supplement.

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and information that we subsequently file with the SEC will automatically update and supersede the information in this prospectus supplement and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” until the termination of the offering of the depositary shares (in each case, except as specifically included below, other than information that is deemed, under SEC rules, not to have been filed):

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 14, 2025;

•	Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2025, filed on April 29, 2025, and June 30, 2025, filed on July 29, 2025;

•

Our Current Reports on Form 8-K, filed on January 17, 2025 (Film No. 25538713), March  31, 2025, April  17, 2025 (Film Nos. 25847409 and 25847589), June  27, 2025, July  17, 2025, and July 18, 2025 (Film No. 251134483); and

•

Those portions of our Definitive Proxy Statement pursuant to Section 14 of the Exchange Act, filed on March  6, 2025, that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling us at the following address:

Huntington Bancshares Incorporated

Investor Relations

Huntington Center

41 South High Street

Columbus, Ohio 43287

Phone: (614) 480-5676

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference contain certain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements, which are not historical facts and are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as “expect”, “anticipate”, “continue,” “believe”, “intend”, “estimate”, “plan”, “trend,” “target”, “goal”, or similar expressions, or future or conditional verbs such as “will”, “may”, “might”, “should”, “would”, “could”, or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: changes in general economic, political, or industry conditions; deterioration in business and economic conditions, including persistent inflation, supply chain issues or labor shortages, instability in global economic conditions and geopolitical matters, as well as volatility in financial markets; changes in U.S. trade policies, including the imposition of tariffs and retaliatory tariffs; the impact of pandemics and other catastrophic events or disasters on the global economy and financial market conditions and our business, results of operations, and financial condition; the impacts related to or resulting from bank failures and other volatility, including potential increased regulatory requirements and costs, such as FDIC special assessments, long-term debt requirements and heightened capital requirements, and potential impacts to macroeconomic conditions, which could affect the ability of depository institutions, including us, to attract and retain depositors and to borrow or raise capital; unexpected outflows of uninsured deposits which may require us to sell investment securities at a loss; changing interest rates which could negatively impact the value of our portfolio of investment securities; the loss of value of our investment portfolio which could negatively impact market perceptions of us and could lead to deposit withdrawals; the effects of social media on market perceptions of us and banks generally; cybersecurity risks; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Federal Reserve; volatility and disruptions in global capital, foreign exchange and credit markets; movements in interest rates; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services including those implementing our “Fair Play” banking philosophy; the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, including those related to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the Basel III regulatory capital reforms, as well as those involving the SEC, Office of the Comptroller of the Currency, Federal Reserve, FDIC, Consumer Financial Protection Bureau and state-level regulators; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement between Huntington and Veritex Holdings, Inc. (“Veritex”); the outcome of any legal proceedings that may be instituted against Huntington or Veritex; delays in completing the Veritex Transaction (as defined under “Prospectus Supplement Summary—Huntington Bancshares Incorporated—Pending Acquisition”); the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Veritex Transaction); the failure to obtain Veritex shareholder approval or to satisfy any of the other conditions to the Veritex Transaction on a timely basis or at all; the possibility that the anticipated benefits of the Veritex Transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Huntington and Veritex do business; the possibility that the Veritex Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business, customer or employee relationships, including those resulting from the announcement or completion of the Veritex Transaction; the ability to complete the Veritex Transaction and integration of Huntington and Veritex successfully; the dilution caused by Huntington’s issuance of additional shares of its capital stock in connection with the Veritex

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Transaction; and other factors that may affect our future results. Additional factors that could cause results to differ materially from those described above can be found in our Annual Report on Form 10-K for the year ended December 31, 2024 and the documents subsequently filed by us with the SEC. We assume no obligation to update any forward-looking statements. The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the SEC, and in this prospectus supplement and the accompanying prospectus.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. We do not assume any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events, except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. Please carefully review and consider the various disclosures made in this document, in the accompanying prospectus and in our other reports filed with the SEC for more information about the risks and other factors that may affect our business, results of operations, financial condition or prospects.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated herein and therein by reference, before deciding whether to invest in the depositary shares. You should pay special attention to the “Risk Factors” section of this prospectus supplement and contained in our Annual Report on Form 10-K for the year ended December 31, 2024 to determine whether an investment in the depositary shares is appropriate for you.

Huntington Bancshares Incorporated

Huntington is a multi-state diversified regional bank holding company headquartered in Columbus, Ohio. Founded in 1866, The Huntington National Bank and its affiliates provide consumers, small and middle-market businesses, corporations, municipalities, and other organizations with a comprehensive suite of banking, payments, wealth management, and risk management products and services. Huntington operates approximately 970 branches in 13 states, with certain businesses operating in extended geographies. As of June 30, 2025, Huntington had consolidated total assets of approximately $208 billion, total loans and leases of approximately $135 billion, total deposits of approximately $163 billion and total shareholders’ equity of approximately $21 billion.

Huntington’s common stock is traded on the NASDAQ under the symbol “HBAN.”

Huntington’s principal office is located at 41 South High Street, Columbus, Ohio 43287, and its telephone number at that location is (614) 480-2265.

Pending Acquisition

On July 14, 2025, Huntington announced entry into a definitive merger agreement with Veritex Holdings, Inc. (“Veritex”), a bank holding company headquartered in Dallas, Texas, whereby Veritex will merge with and into Huntington, with Huntington as the surviving entity. Under the terms of the agreement, Huntington will issue 1.95 shares of Huntington common stock for each outstanding share of Veritex in a 100% stock transaction (the “Veritex Transaction”). The Veritex Transaction is expected to close in the fourth quarter of 2025, subject to satisfaction of closing conditions, including receipt of customary required regulatory approvals and the approval of the definitive merger agreement by the Veritex stockholders.

SUMMARY OF THE OFFERING

The following summary contains basic information about the Preferred Stock, the depositary shares, and this offering and is not intended to be complete. It does not contain all the information that you should consider before deciding whether to invest in the depositary shares. For a complete understanding of the Preferred Stock and the depositary shares, you should read the sections of this prospectus supplement entitled “Description of the Preferred Stock” and “Description of the Depositary Shares.”

Issuer	Huntington Bancshares Incorporated, a Maryland corporation and a financial holding company.

Securities Offered	750,000 depositary shares, each representing 1/100th ownership interest in a share of 6.250% Series K Non-Cumulative Perpetual Preferred Stock. Each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of the Preferred Stock represented by such depositary share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, liquidation and other rights).

We may, from time to time, elect to issue additional depositary shares representing shares of the Preferred Stock and all such additional shares of Preferred Stock would be deemed to form a single series with the Preferred Stock offered hereby.

Dividends	Dividends on the Preferred Stock will be payable when, as and if authorized by our board of directors or a duly authorized committee of our board of directors and declared by us out of legally available funds. Dividends will accrue from the issue date to, but excluding, October 15, 2030 (the “First Reset Date”) at a rate of 6.250% per annum on the liquidation preference of $100,000 per share, payable quarterly, in arrears, commencing on January 15, 2026 and ending on October 15, 2030. Dividends will accrue from and including the First Reset Date at the five-year treasury rate as of the most recent reset dividend determination date (as defined under “Description of the Preferred Stock—Dividends”) plus 2.653% per annum on the liquidation preference of $100,000 per share, payable quarterly, in arrears, commencing on January 15, 2031.

Dividends on the Preferred Stock will be non-cumulative. If for any reason our board of directors or a duly authorized committee of our board of directors does not authorize and we do not declare full cash dividends on the Preferred Stock for a dividend period, holders of the Preferred Stock will have no right to receive any dividend or a full dividend for that period, whether or not our board of directors or a duly authorized committee of our board of directors authorizes and we declare dividends on the Preferred Stock, the common stock or any other class or series of our serial preferred stock for any subsequent dividend period.

Any dividends paid will be distributed to holders of depositary shares in the manner described under “Description of the Depositary Shares—Dividends and Other Distributions” below.

Dividend Payment Dates	January 15, April 15, July 15 and October 15 of each year (or the following business day if such date is not a business day), commencing January 15, 2026.

A dividend period is each period from and including a dividend payment date to but excluding the following dividend payment date, except that the initial dividend period will commence on and include the date on which shares of Preferred Stock are first issued to and will end on and include January 14, 2026.

Dividend Stopper	With certain limited exceptions, if we have not authorized, declared and paid or set aside for payment full dividends on the Preferred Stock for any dividend period, we may not declare or pay dividends on, or redeem, purchase or acquire, our common stock or other junior securities during the next succeeding dividend period.

Redemption	We may redeem the Preferred Stock at our option, (i) in whole or in part, from time to time, on any dividend payment date on or after the First Reset Date or (ii) in whole but not in part, within 90 days following a regulatory capital treatment event (as defined under “Description of the Preferred Stock—Redemption upon a Regulatory Capital Treatment Event”), in each case, at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any authorized, declared and unpaid dividends, without accumulation of undeclared dividends, except in the case of a redemption following a regulatory capital treatment event, the pro-rated portion of dividends, whether or not declared, for the dividend period in which such redemption occurs. If we redeem the Preferred Stock, the depositary will redeem a proportional number of depositary shares. Neither the holders of Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Preferred Stock.

Any redemption of the Preferred Stock is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the capital standards, guidelines or regulations of the Federal Reserve applicable to redemption of the Preferred Stock.

Maturity	The Preferred Stock does not have a maturity date, and we are not required to redeem the Preferred Stock. Accordingly, the Preferred Stock and the related depositary shares will remain outstanding indefinitely, unless and until we decide to redeem it.

Liquidation Rights	Upon our voluntary or involuntary liquidation, dissolution or winding-up, holders of the Preferred Stock will be entitled to receive,

out of our assets that are legally available for distribution to stockholders, before any distribution is made to holders of our common stock or other junior securities, a liquidating distribution in the amount of $100,000 per share of the Preferred Stock (equivalent to $1,000 per depositary share) plus any authorized and declared but unpaid dividends, without accumulation of any undeclared dividends. Distributions will be made pro rata as to the Preferred Stock and any other parity securities and only to the extent of our assets, if any, that are available after satisfaction of all liabilities to creditors.

Voting Rights	Holders of the Preferred Stock will have no voting rights, except with respect to certain fundamental changes in the terms of the Preferred Stock and certain other matters (e.g., the authorization of any shares of stock senior to the Preferred Stock). In addition, if dividends on the Preferred Stock are not paid in full for at least six quarterly dividend periods or their equivalent, whether or not consecutive, the holders of the Preferred Stock, acting as a single class with any other parity securities having similar voting rights that are then exercisable, will have the right to elect two directors to our board. The terms of office of these directors will end when we have paid or set aside for payment full dividends for at least one year’s worth of dividend periods on the Preferred Stock and any non-cumulative parity securities and all dividends on any cumulative parity securities have been paid in full. See “Description of the Preferred Stock—Voting Rights.”

Holders of depositary shares must act through the depositary to exercise any voting rights, as described under “Description of the Depositary Shares—Voting the Preferred Stock.”

Ranking

The Preferred Stock will rank, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, senior to our common stock and each other class or series of serial preferred stock we may issue in the future, the terms of which do not expressly provide that it ranks on a parity with or senior to the Preferred Stock as to dividend rights and rights on our liquidation, winding-up and dissolution. The Preferred Stock will rank on a parity with (A) our Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation value per share of $1,000 (the “Series B Preferred Stock”), (B) our 5.625% Series F Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation value per share of $100,000 (the “Series F Preferred Stock”), (C) our 4.450% Series G Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation value per share of $100,000 (the “Series G Preferred Stock”), (D) our 4.500% Series H Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation value per share of $1,000 (the “Series H Preferred Stock”), (E) our 5.70% Series I Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation value per share of $25,000 (the

“Series I Preferred Stock”), (F) our 6.875% Series J Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation value per share of $1,000 (the “Series J Preferred Stock”), and (G) each class or series of serial preferred stock we may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend rights and rights on our liquidation, winding-up and dissolution.

Preemptive Rights	None.

Listing	None.

Use of Proceeds	We expect to receive net proceeds from this offering of approximately $740 million, after the deduction of the underwriting discount and estimated expenses payable by us. We intend to use the net proceeds of the offering for general corporate purposes. The precise amounts and timing of the application of proceeds will depend on the requirements of Huntington and its subsidiaries and affiliates. See “Use of Proceeds.”

Certain U.S. Federal Income Tax Considerations	For a discussion of certain U.S. federal income tax consequences of purchasing, owning, and disposing of the depositary shares, see “Certain U.S. Federal Income Tax Considerations.”

Risk Factors	See “Risk Factors” beginning on page S-6 of this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the depositary shares.

Registrar and Depositary	Computershare Trust Company, N.A. and Computershare Inc.

Calculation Agent	We will appoint a calculation agent for the Preferred Stock prior to the First Reset Date. We may appoint ourselves or an affiliate of ours as calculation agent.

Conflicts of Interest	Huntington Securities, Inc., our subsidiary, is participating in this offering of the depositary shares as an underwriter. Accordingly, this offering is being conducted in compliance with the provisions of FINRA Rule 5121. Huntington Securities, Inc. is not permitted to sell depositary shares in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the customer to which the account relates. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

RISK FACTORS

An investment in our depositary shares involves certain risks. You should carefully consider the risks described below and the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2024, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in any forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus.

Risks Related to the Preferred Stock and the Related Depositary Shares

You are making an investment decision about the depositary shares as well as our Preferred Stock.

As described in this prospectus supplement, we are issuing depositary shares representing proportional interests in shares of our Preferred Stock. The depositary will rely solely on the dividend payments on the Preferred Stock it receives from us to fund all dividend payments on the depositary shares. You should carefully review the information in this prospectus supplement regarding our depositary shares and the Preferred Stock.

The Preferred Stock is an equity security and is subordinate to our existing and future indebtedness.

The shares of the Preferred Stock are our equity interests and do not constitute indebtedness. This means that the Preferred Stock will rank junior to all of our indebtedness and to other non-equity claims on us and our assets available to satisfy claims on us, including claims in our liquidation. Our existing and future indebtedness may restrict payment of dividends on the Preferred Stock. As of June 30, 2025, we had $17.5 billion of long-term debt outstanding. Additionally, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of preferred stock like the Preferred Stock, (1) dividends are payable only if authorized by our board of directors or a duly authorized committee of the board of directors and declared by us and (2) as a corporation, we are subject to restrictions on dividend payments and redemption payments out of lawfully available assets as more fully set forth in the Maryland General Corporation Law (the “MGCL”). Upon liquidation, holders of our debt securities and shares of any senior preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our Preferred Stock. Further, the Preferred Stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to below under “—Holders of the Preferred Stock will have limited voting rights.”

Dividends on the Preferred Stock are discretionary and non-cumulative.

Dividends on the Preferred Stock are discretionary and non-cumulative. Consequently, if our board of directors or a duly authorized committee of our board of directors does not authorize and we do not declare full dividends for any dividend period before the related dividend payment date, holders of the Preferred Stock would not be entitled to receive any dividend or a full dividend, as the case may be, for that dividend period, and the unpaid dividend will cease to accrue and be payable. We will have no obligation to pay dividends accrued for a dividend period after the dividend payment date for that period if our board of directors or a duly authorized committee of our board of directors has not authorized and we have not declared a dividend before the related dividend payment date, whether or not dividends on the Preferred Stock or any other class or series of our preferred stock or our common stock are authorized and declared for any future dividend period.

Investors should not expect us to redeem the Preferred Stock on the date it becomes redeemable at our election or on any particular date after it becomes redeemable at our election.

The Preferred Stock is a perpetual equity security. This means that it has no maturity or mandatory redemption date and is not redeemable at the option of investors, including the holders of the depositary shares. The Preferred Stock may be redeemed by us at our option, either in whole or in part, on any dividend payment date on or after the First Reset Date or following the occurrence of certain regulatory events, each as described below under “Description of the Preferred Stock—Redemption.” Any decision we may make at any time to propose a redemption of the Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our stockholders’ equity, applicable law and general market conditions at that time.

Our right to redeem the Preferred Stock is subject to limitations. Under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Preferred Stock is subject to prior approval of the Federal Reserve. We cannot assure you that the Federal Reserve will approve any redemption of the Preferred Stock that we may propose.

If we are deferring payments on our outstanding junior subordinated notes or are in default under the indentures governing those securities, we will be prohibited from making distributions on or redeeming the Preferred Stock.

The terms of our outstanding junior subordinated notes prohibit us from declaring or paying any dividends or distributions on our outstanding preferred stock, including the Preferred Stock, or redeeming, purchasing, acquiring, or making a liquidation payment on the Preferred Stock, if an event of default under the indenture governing those junior subordinated notes has occurred and is continuing or at any time when we have deferred payment of interest on those junior subordinated notes.

Holders of the Preferred Stock will have limited voting rights.

Holders of the Preferred Stock will have no voting rights with respect to matters that generally require the approval of voting stockholders. Holders of the Preferred Stock will have voting rights only as specifically required by the terms of the Preferred Stock, as described below under “Description of the Preferred Stock—Voting Rights.” Holders of depositary shares must act through the depositary to exercise any voting rights of the Preferred Stock.

Our ability to pay dividends depends upon the results of operations of our subsidiaries.

We are a holding company that conducts substantially all of our operations through our bank and non-bank subsidiaries. As a result, our ability to make dividend payments on the Preferred Stock will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. If we do not receive sufficient cash dividends and other distributions from our subsidiaries, it is unlikely that we will have sufficient funds to make dividend payments on the Preferred Stock.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to provide us with funds to make dividend payments on the Preferred Stock, whether by dividends, distributions, loans or other payments. In addition, any dividend payments, distributions, loans or advances to us by our subsidiaries in the future will require the generation of future earnings by our subsidiaries and may require regulatory approval. There are statutory and regulatory limitations on the payment of dividends by the Bank to us, as well as by us to our stockholders. The Bank may not, without prior regulatory approval, pay a dividend in an amount greater than its undivided profits. If the Bank is unable to make dividend payments to us and sufficient capital is not otherwise available, we may not be able to make dividend payments on the Preferred Stock.

In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise will generally be subject to the prior claims of creditors of that subsidiary.

Your ability as a holder of the depositary shares representing the Preferred Stock to benefit indirectly from that distribution also will be subject to these prior claims. As a result, the Preferred Stock will be structurally subordinated to all existing and future liabilities and obligations of our subsidiaries, including deposits. You should look only to our assets as the source of payment for the depositary shares representing the Preferred Stock.

Our ability to pay dividends on the Preferred Stock, and therefore your ability to receive distributions on the depositary shares, may be limited by federal regulatory considerations.

Our ability to make dividend payments may also be restricted by federal regulations applicable to us as a bank holding company and to our banking subsidiaries. Under the Dodd-Frank Act, as modified by the Economic Growth, Regulatory Relief and Consumer Protection Act, banks and bank holding companies with consolidated assets of more than $100 billion, such as us, are subject to more stringent prudential standards, including liquidity and capital requirements, leverage limits, and stress testing, than those standards applicable to smaller institutions. The federal banking agencies have adopted final rules implementing the Basel Committee on Banking Supervision’s regulatory capital guidelines in the United States, including the reforms known as Basel III. The Federal Reserve’s final rule sets forth the criteria for qualifying additional Tier 1 capital instruments consistent with Basel III, including the requirement that any dividends on such instruments be paid out of the banking organization’s net income, retained earnings and surplus, if any, related to additional Tier 1 capital instruments, and introduces a new capital conservation buffer requirement. The failure to maintain the capital conservation buffer may result in limitations or restrictions on our ability and the ability of our banking subsidiaries to make capital distributions, such as the payment of dividends. In addition, under its Comprehensive Capital Analysis and Review (“CCAR”), the Federal Reserve requires large regional bank holding companies with assets of $100 billion to $250 billion, such as us, to submit capital plans annually, and to be subject to the supervisory stress test requirements on a two-year cycle (even numbered years). The Federal Reserve may object to a capital plan if the plan does not show that the covered bank holding company will maintain minimum capital ratios on a pro forma basis under expected and stressed conditions throughout the nine-quarter planning horizon covered by the capital plan. So long as the Federal Reserve has not objected to its capital plan, a banking organization subject to CCAR requirements is no longer required to request prior approval of the Federal Reserve to make distributions in excess of those included in its capital plan, provided that the distribution is consistent with distribution limitations included in the Federal Reserve’s capital rules. The capital rules’ buffer requirements impose increasingly strict automatic limits on capital distributions as a banking organization’s capital ratios decline toward the minimum requirements. Federal banking laws also regulate the amount of dividends that may be paid by our banking subsidiaries without prior regulatory approval.

The above or any future rules, regulations or capital distribution constraints could adversely affect the ability of our banking subsidiaries to pay dividends to us, our ability to pay dividends on the Preferred Stock and your ability to receive distributions on the depositary shares.

An active trading market for the Preferred Stock and the related depositary shares does not exist and may not develop or be maintained and the market price and liquidity of the depositary shares may be adversely affected.

The Preferred Stock and the related depositary shares are new issues of securities with no established trading market. We do not intend to apply for the listing of the depositary shares on any securities exchange or for inclusion of the depositary shares in any automated dealer quotation system. Currently there is no public market for the depositary shares. Even if a secondary market develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices in any secondary market could be substantial. Further, because the depositary shares do not have a stated maturity date, investors seeking liquidity in the depositary shares will be limited to selling their depositary shares in the secondary market. We do not expect that there will be any separate public trading market for the shares of the Preferred Stock, except as represented by the depositary shares.

General market conditions and unpredictable factors could adversely affect market prices for the depositary shares.

There can be no assurance about the market prices for the depositary shares. Several factors, many of which are beyond our control, will influence the market prices of the depositary shares. Future trading prices of the depositary shares will depend on many factors, including:

•	whether dividends have been authorized or declared or are likely to be authorized or declared on the Preferred Stock from time to time;

•	our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of our competitors;

•	our creditworthiness;

•	the ratings given to our securities by credit rating agencies, including the ratings given to the Preferred Stock or the depositary shares;

•	prevailing interest rates;

•	economic, financial, geopolitical, regulatory or judicial events affecting us or the financial markets generally; and

•	the market for similar securities.

Accordingly, the depositary shares may trade at a discount to the price per share originally paid for such shares, whether in this offering or in the secondary market.

Holders of depositary shares may be unable to use the dividends-received deduction.

Distributions paid to corporate U.S. holders of the depositary shares may be eligible for the dividends-received deduction if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future taxable years for the distributions on the Preferred Stock to qualify, in whole or in part, as dividends for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations.” There may also be future changes in tax law that impact the availability of the dividends-received deduction. If any distributions on the Preferred Stock with respect to any taxable year are not eligible for the dividends-received deduction because of insufficient current or accumulated earnings and profits or otherwise, the market value of the depositary shares may decline.

Additional issuances of preferred stock or securities convertible into preferred stock may further dilute existing holders of our Preferred Stock.

We may, in the future, determine that it is advisable, or we may encounter circumstances where we determine it is necessary, to issue additional shares of preferred stock, securities convertible into or exchangeable for shares of preferred stock, or preferred stock-equivalent securities to fund strategic initiatives or other business needs or to build additional capital. Our board of directors is authorized to cause us to issue one or more classes or series of preferred stock from time to time without any action on the part of the stockholders. Our board of directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over our Preferred Stock with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. Though the approval of a supermajority of the holders of Preferred Stock and any class or series of preferred stock then outstanding that ranks on a parity with the Preferred Stock and has similar rights, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding share of such class or series, will be needed to issue any equity security ranking senior to the Preferred Stock, if we issue preferred stock in the future that has a preference over our Preferred Stock with respect to the payment of dividends or upon liquidation, or if we issue preferred stock with voting rights that dilute the voting power of the Preferred Stock, the rights of holders of our Preferred Stock or the market price of our Preferred Stock could be adversely affected. The market price of our Preferred Stock could decline as a result of sales of Preferred Stock made after this offering or other offerings, as well as other sales of a large block of shares of our Preferred Stock or similar securities in the market thereafter, or the perception that such sales could occur. We may need to increase our authorized capital in order to raise such equity capital.

The dividend rate will reset on the First Reset Date and each subsequent reset date and any dividends declared may be less than the initial fixed annual rate of 6.250% in effect until the First Reset Date.

The annual dividend rate on the Preferred Stock for each reset period will equal the five-year treasury rate as of the most recent reset dividend determination date plus 2.653% per annum. Therefore, the dividend rate and any dividends declared after the First Reset Date could be more or less than the rate for the initial five-year period. We have no control over the factors that may affect five-year treasury rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may impact five-year treasury rates.

The historical five-year treasury rates are not an indication of future five-year treasury rates.

In the past, U.S. treasury rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. treasury rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. treasury rates is not an indication that U.S. treasury rates are more or less likely to increase or decrease at any time during the reset period, and you should not take the historical U.S. treasury rates as an indication of future rates.

Further, if we, in our sole discretion, determine that the five-year treasury rate cannot be determined in the manner then applicable for such rate, we may, in our sole discretion, designate a Designee (as defined below) to determine whether there is an industry-accepted successor rate to the then applicable base rate and, if applicable, to determine and make certain adjustments as further described under “Description of the Preferred Stock—Dividends.”

A downgrade, suspension or withdrawal of, or change in the methodology used to determine, any rating assigned by a rating agency to us or our securities, including the depositary shares and the Preferred Stock, could cause the liquidity or trading price of the depositary shares to decline significantly.

Real or anticipated changes in the credit ratings assigned to the depositary shares, the Preferred Stock or our credit ratings generally could affect the trading price of the depositary shares. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us, as well as their evaluations of the financial services industry as a whole. The credit rating agencies may change their credit rating for us and our securities, including the Preferred Stock and depositary shares, based on their overall view of our industry. A downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal of the ratings assigned to the depositary shares, the Preferred Stock, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of the depositary shares to decline significantly.

The rating agencies that currently or may in the future publish a rating for us, the depositary shares or the Preferred Stock may from time to time in the future change the methodologies that they use for analyzing securities with features similar to the depositary shares or the Preferred Stock. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the depositary shares or the Preferred Stock, which is sometimes called “notching.” If the rating agencies change their practices for rating these securities in the future, and the ratings of the depositary shares or Preferred Stock are subsequently lowered or “notched” further, the trading price of the depositary shares could be negatively affected.

CAPITALIZATION

The following table sets forth Huntington’s consolidated cash and cash equivalents and consolidated capitalization as of June 30, 2025, on an actual basis and on an adjusted basis giving effect to the issuance and sale of the Preferred Stock offered by this prospectus supplement and the use of the net proceeds from the sale of the Preferred Stock as described under “Use of Proceeds” in this prospectus supplement, after deducting the underwriting discounts and commissions and our other offering fees and expenses. You should read the following table together with “Use of Proceeds” and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Huntington’s consolidated financial statements and notes thereto included in its Quarterly Report on Form 10-Q for the period ended June 30, 2025, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

(dollar amounts in millions, except number of shares)	June 30, 2025 (actual)	June 30, 2025 (adjusted)
Cash and cash equivalents	$10,359	$11,099

Liabilities
Deposits	$163,380	$163,380
Short-term borrowings	576	576
Long-term debt	17,467	17,467
Other liabilities	5,349	5,349

Total liabilities	$186,772	$186,772

Shareholders’ equity
Serial Preferred stock—authorized 6,617,808 shares:
Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, $1,000 liquidation preference per share, 35,500 authorized, issued and outstanding on an actual and adjusted basis	23	23
5.625% Series F Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, $100,000 liquidation preference per share, 5,000 authorized and outstanding on an actual and adjusted basis	494	494
4.450% Series G Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, $100,000 liquidation preference per share, 5,000 authorized and outstanding on an actual and adjusted basis	494	494
4.500% Series H Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, $1,000 liquidation preference, 500,000 authorized and outstanding on an actual and adjusted basis	486	486
5.70% Series I Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, $25,000 liquidation preference, 7,000 authorized and outstanding on an actual and adjusted basis	175	175
6.875% Series J Non-Cumulative Perpetual Preferred Stock offered hereby, par value $0.01 per share, $1,000 liquidation preference per share, 325,000 authorized and outstanding on an actual and adjusted basis	317	317
6.250% Series K Non-Cumulative Perpetual Preferred Stock offered hereby, par value $0.01 per share, $100,000 liquidation preference per share, none authorized and outstanding on an actual basis and 7,500 authorized and outstanding on an adjusted basis	—	740
Common stock, par value $0.01 per share, 2,250,000,000 authorized, 1,465,772,750 issued and 1,458,800,042 outstanding	15	15
Capital surplus	15,506	15,506
Less treasury shares, at cost	(87)	(87)
Accumulated other comprehensive income (loss)	(2,246)	(2,246)
Retained earnings	5,751	5,751

Total Huntington shareholders’ equity	20,928	21,668

Non-controlling interest	42	42

Total equity	20,970	21,710

Total liabilities and equity	$207,742	$208,482

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $740 million, after the deduction of the underwriting discount and estimated expenses payable by us. We intend to use the net proceeds of the offering for general corporate purposes. The precise amounts and timing of the application of proceeds will depend on the requirements of Huntington and its subsidiaries and affiliates.

DESCRIPTION OF THE PREFERRED STOCK

This prospectus supplement summarizes specific terms and provisions of the Preferred Stock. Terms that apply generally to our preferred stock are described under “Description of Huntington Capital Stock—Preferred Stock.” The following summary of the terms and provisions of the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our charter, including the articles supplementary classifying and designating the Preferred Stock, which are incorporated by reference in the registration statement that we have filed with the SEC or which will be included in filings with the SEC. You should read our charter, including the articles supplementary, for the provisions that are important to you.

General

Our charter authorizes the issuance of 6,617,808 shares of serial preferred stock, par value $0.01 per share. When issued, the Preferred Stock will constitute a single series of our serial preferred stock, consisting of up to 7,500 authorized shares, par value $0.01 per share, with a liquidation preference of $100,000 per share. The holders of the Preferred Stock will have no preemptive rights. All of the shares of the Preferred Stock, when issued and paid for, will be validly issued, fully paid and non-assessable.

The Preferred Stock will rank, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (1) on a parity with (A) our Series B Preferred Stock, (B) our Series F Preferred Stock, (C) our Series G Preferred Stock, (D) our Series H Preferred Stock, (E) our Series I Preferred Stock, (F) our Series J Preferred Stock, and (G) each class or series of serial preferred stock we may issue in the future, the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of Huntington (collectively, the “parity securities”) and (2) senior to our common stock and each other class or series of serial preferred stock we may issue in the future, the terms of which do not expressly provide that it ranks on a parity with or senior to the Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of Huntington (collectively, the “junior securities”). At the time of the issuance of the Preferred Stock, 35,500 shares of our Series B Preferred Stock, 5,000 shares of our Series F Preferred Stock, 5,000 shares of our Series G Preferred Stock, 500,000 shares of our Series H Preferred Stock, 7,000 shares of our Series I Preferred Stock and 325,000 shares of our Series J Preferred Stock are outstanding. See “Description of Huntington Capital Stock—Preferred Stock” for a description of our authorized preferred shares.

We will not be entitled to authorize, classify or issue any class or series of our capital stock, the terms of which provide that such class or series will rank senior to the Preferred Stock as to payment of dividends or distribution of assets upon our liquidation, dissolution or winding-up, without the approval of the holders of at least two-thirds of the shares of our Preferred Stock then outstanding and any class or series of parity securities upon which like voting rights have been conferred and are exercisable and are then outstanding, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series. See “—Voting Rights.”

We may re-open this series and issue additional shares of Preferred Stock and related depositary shares either through public or private sales at any time and from time to time. The additional shares of Preferred Stock and related depositary shares would be deemed to form a single series with the Preferred Stock and the depositary shares, respectively, offered by this prospectus supplement. In the event that we issue additional shares of the Preferred Stock and the related depositary shares after the original issue date, any dividends on such additional shares will accrue from the first date of the dividend period in which the additional shares are issued.

Dividends

Under Maryland law, subject to limited exceptions relating to our net earnings in specified periods, we may declare or pay dividends on the Preferred Stock only if, after payment of such dividends, we would be able to pay our indebtedness as it becomes due in the usual course of business and only to the extent by which our total assets after payment of such dividends exceed the sum of our total liabilities. When the need to make these determinations arises, our board of directors will determine the amount of our total assets, total liabilities and liquidation preference amount with regard to outstanding shares of Preferred Stock in accordance with Maryland law.

Dividends on the Preferred Stock will accrue and be payable when, as and if authorized by our board of directors or a duly authorized committee of our board of directors and declared by us out of legally available funds, on a non-cumulative basis on the $100,000 per share liquidation preference, at a rate equal to:

(i)	6.250% per annum for each quarterly dividend period from the issue date to, but excluding, the First Reset Date; and

(ii)

the five-year treasury rate as of the most recent reset dividend determination date plus 2.653% during each reset period, for each quarterly dividend period beginning on the First Reset Date and continuing indefinitely thereafter or until such Preferred Stock is redeemed or repurchased.

Dividends will be paid quarterly, in arrears on January 15, April 15, July 15, and October 15 of each year commencing on January 15, 2026 (each, a “dividend payment date”), with respect to the dividend period, or portion thereof, ending on the day preceding the respective dividend payment date. Each period from and including a dividend date to, but excluding, the following dividend payment date is herein referred to as a “dividend period,” except that the initial dividend period will commence on and include the issue date and last to and include January 14, 2026. Each dividend will be payable to holders of record as they appear on our records at the close of business on the first day of the month in which the relevant dividend payment date occurs or such other date, not exceeding 30 days before the applicable dividend payment date, as shall be fixed by our board of directors or a duly authorized committee of our board of directors.

Dividends on the Preferred Stock offered hereby will accrue from the issue date, which is expected to be September 11, 2025.

If a dividend payment date is not a business day, then such date will nevertheless be a dividend payment date but dividends on the Preferred Stock, when, as and if declared, will be paid on the next succeeding business day (without adjustment in the amount of the dividend per share of the Preferred Stock).

Dividends payable on the Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months.

A “reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Reset dates, including the First Reset Date, will not be adjusted for business days.

A “reset period” means the period from and including the First Reset Date to, but excluding, the next following reset date and thereafter each period from and including each reset date to, but excluding, the next following reset date.

A “reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period.

A “business day” means any day other than a Saturday, Sunday or any other day on which banks in New York, New York or Columbus, Ohio are generally required or authorized by law to be closed.

For any reset period commencing on or after the First Reset Date, the “five-year treasury rate” means: (i) the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days immediately preceding the relevant reset dividend determination date (or, if fewer than five business days appear, such number of business days appearing) appearing under the caption “Treasury Constant Maturities” in the most recently published H.15 Daily (as defined below) as of 5:00 p.m. (Eastern Time) as of any date of determination; or (ii) if there are no such published yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, then the rate will be determined by interpolation between the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity for two series of actively traded U.S. treasury securities, (A) one maturing as close as possible to, but earlier than, the reset date following the next succeeding reset dividend determination date and (B) the other maturing as close as possible to, but later than, the reset date following the next succeeding reset dividend determination date, in each case for the five business days immediately preceding the relevant reset dividend determination date (or, if fewer than five business days appear, such number of business days appearing) appearing under the caption “Treasury Constant Maturities” in the H.15 Daily as of 5:00 p.m. (Eastern Time) as of any date of determination.

If we, in our sole discretion, determine that the five-year treasury rate (the “base rate”) cannot be determined in the manner applicable for such rate (which, as of the original issue date of the Preferred Stock, is pursuant to the methods described in clauses (i) or (ii) above), we may, in our sole discretion, designate an unaffiliated agent or advisor, which may include an unaffiliated underwriter for the offering of the depositary shares representing interests in the Preferred Stock or any affiliate of any such underwriter (the “Designee”), to determine whether there is an industry-accepted successor rate to the then-applicable base rate (which, as of the original issue date of the Preferred Stock, is the initial base rate). If the Designee determines that there is such an industry-accepted successor base rate, then the five-year treasury rate shall be such successor base rate and, in that case, the Designee may then determine and adjust the business day convention, the definition of business day and the reset dividend determination date to be used and any other relevant methodology for determining or otherwise calculating such successor base rate, including any adjustment factor needed to make such successor base rate comparable to the then-applicable base rate (which, as of the original issue date of the Preferred Stock, is the initial base rate) in each case, in a manner that is consistent with industry-accepted practices for the use of such successor rate. If we, in our sole discretion, do not designate a Designee or if the Designee determines that there is no industry-accepted successor rate to the then-applicable base rate, then the five-year treasury rate will be the same interest rate determined for the prior reset dividend determination date or, if this sentence is applicable with respect to the first reset dividend determination date, 3.597%.

“H.15 Daily” means the daily statistical release designated as such, or any successor publication, published by the Federal Reserve.

The five-year treasury rate will be determined by the calculation agent on the third business day immediately preceding the applicable reset date.

Dividends on the Preferred Stock will be non-cumulative. If for any reason our board of directors or a duly authorized committee of our board does not authorize and we do not declare cash dividends on the Preferred Stock for a dividend period (or if less than full dividends for any dividend period are authorized and declared), the holders of the Preferred Stock will have no right to receive any dividends or a full dividend, as applicable, for that period, whether or not our board of directors or a duly authorized committee of our board authorizes and we declare and pay dividends on the Preferred Stock or our common stock or any other class or series of our serial preferred stock for any subsequent dividend period.

We are not obligated to and will not pay holders of the Preferred Stock any interest or sum of money in lieu of interest on any dividend not paid on a dividend payment date. We are also not obligated to and will not pay holders of the Preferred Stock any dividend in excess of the dividends on the Preferred Stock that are payable as described above.

There is no sinking fund with respect to dividends.

Dividend Stopper

In addition, if full dividends on all outstanding shares of the Preferred Stock for any dividend period have not been authorized, declared and paid or set aside for payment, we will be prohibited from declaring or paying dividends (other than a dividend payable solely in junior securities) with respect to, or redeeming, purchasing or acquiring any of, our junior securities during the next succeeding dividend period, other than:

(i)

redemptions, purchases or other acquisitions of junior securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or stockholder stock purchase plan;

(ii)

any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant thereto; and

(iii)	conversions into or exchanges for other junior securities and cash solely in lieu of fractional shares of the junior securities.

If dividends for any dividend payment date are not paid in full on the shares of the Preferred Stock and there are issued and outstanding shares of parity securities with the same dividend payment date, then all dividends declared on shares of the Preferred Stock and such parity securities on such date shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as full dividends (or equivalent) per share on the shares of the Preferred Stock and all such parity securities otherwise payable on such dividend payment date (subject to their having been authorized by the board of directors or a duly authorized committee of the board of directors and declared by us out of legally available funds and including, in the case of any such parity securities that bear cumulative dividends, all accrued but unpaid dividends) bear to each other.

Maturity

The Preferred Stock does not have a maturity date, and we are not required to redeem the Preferred Stock. Accordingly, the Preferred Stock and related depositary shares will remain outstanding indefinitely, unless and until we decide to redeem it.

Redemption

The Preferred Stock will be redeemable, in whole or in part, from time to time, at our option on any dividend payment date on or after the First Reset Date at a redemption price equal to the liquidation preference, plus any authorized, declared and unpaid dividends, without accumulation of undeclared dividends. Neither the holders of Preferred Stock nor the holders of depositary shares will have the right to require the redemption or repurchase of the Preferred Stock.

Redemption upon a Regulatory Capital Treatment Event

The Preferred Stock will be redeemable, in whole but not in part, within 90 days following a regulatory capital treatment event at a redemption price equal to the liquidation preference, plus the sum of (i) any authorized, declared and unpaid dividends in any prior dividend period and (ii) any unpaid dividends for the dividend period in which such redemption occurs, whether or not declared, at the dividend rate on the basis of a full dividend period multiplied by a fraction, the numerator of which is the number of days in such dividend period prior to the redemption date, and the denominator of which is the total number of days in such dividend period. A “regulatory capital treatment event” means our good faith determination that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Preferred Stock; (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Preferred Stock, there is more than an insubstantial risk that we will not be entitled to treat the full liquidation value of the shares of Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy standards of Federal Reserve Regulation Q, 12 C.F.R. Part 217 (or, as and if applicable, the successor capital adequacy guidelines or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Preferred Stock is outstanding.

The Preferred Stock will not be subject to any sinking fund or other obligation to redeem, repurchase or retire the Preferred Stock.

Redemption Procedures

If shares of the Preferred Stock are to be redeemed, notice of redemption shall be given by first class mail or electronically delivered to the holders of record of the Preferred Stock to be redeemed, mailed or electronically delivered at least 5 days and not more than 60 days before the date fixed for redemption (provided that, if the depositary shares are held in book-entry form through The Depository Trust Company (“DTC”), we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:

(a)	the redemption date;

(b)

the number of shares of Preferred Stock to be redeemed and, if less than all the shares of the Preferred Stock held by a holder are to be redeemed, the number of such shares of the Preferred Stock to be redeemed from such holder;

(c)	the redemption price;

(d)	the place or places where the certificates for such shares are to be surrendered for payment of the redemption price; and

(e)	that dividends on the shares of the Preferred Stock to be redeemed will cease to accrue on the redemption date.

If notice of redemption of any shares of the Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of shares of the Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of the Preferred Stock, such shares of the Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price plus any authorized, declared and unpaid dividends or, in the case of a redemption following a regulatory capital treatment event, the redemption price plus the sum of (i) any authorized, declared and unpaid dividends in any prior dividend period and (ii) any unpaid dividends for the dividend period in which such redemption occurs, whether or not declared, at the dividend rate on the basis of a full dividend period multiplied by a fraction, the numerator of which is the number of days in such dividend period prior to the redemption date, and the denominator of which is the total number of days in such dividend period. See “Description of the Depositary Shares” below for information about redemption of the depositary shares relating to the Preferred Stock.

In case of any redemption of only part of the shares of the Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata, by lot or in such other manner as we may determine to be equitable and permitted by the rules of any stock exchange on which the Preferred Stock or related depositary shares are listed. Subject to the provisions hereof, our board of directors shall have full power and authority to prescribe the terms and conditions upon which shares of the Preferred Stock shall be redeemed from time to time.

Under the Federal Reserve’s current risk-based capital guidelines applicable to bank holding companies, any redemption of the Preferred Stock is subject to prior approval by the Federal Reserve. See “Risk Factors—Risks

Related to the Preferred Stock and the Related Depositary Shares—Investors should not expect us to redeem the Preferred Stock on the date it becomes redeemable at our election or on any particular date after it becomes redeemable at our election” in this prospectus supplement. Any redemption of the Preferred Stock is subject to our receipt of any required prior approval by the Federal Reserve (including any successor bank regulatory authority that may become our appropriate federal banking agency) and to the satisfaction of any conditions set forth in the capital standards, guidelines or regulations of the Federal Reserve (or another successor bank regulatory authority that may become our appropriate federal banking agency) applicable to redemption of the Preferred Stock.

Any notice of redemption, once given, shall be irrevocable.

Neither the holders of the Preferred Stock nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Preferred Stock.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of the Preferred Stock at the time outstanding will be entitled to receive liquidating distributions in the amount of $100,000 per share of the Preferred Stock (equivalent to $1,000 per depositary share), plus an amount equal to any authorized and declared but unpaid dividends thereon to and including the date of such liquidation, without accumulation of any undeclared dividends, out of assets legally available for distribution to our stockholders, before any distribution of assets is made to the holders of our common stock or any other junior securities. After payment of the full amount of such liquidating distributions, the holders of the Preferred Stock will not be entitled to any further participation in any distribution of assets by us, and will have no right or claim to any of our remaining assets.

In the event that our assets available for distribution to stockholders upon any liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary, are insufficient to pay in full the amounts payable with respect to all outstanding shares of the Preferred Stock and the corresponding amounts payable on any parity securities, the holders of the Preferred Stock and the holders of such other parity securities will share ratably in any distribution of our assets in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

For such purposes, our consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into us, or the sale of all or substantially all of our property or business, will not be deemed to constitute our liquidation, dissolution, or winding-up.

Voting Rights

Except as indicated below, the holders of the Preferred Stock will not have any voting rights.

Right to Elect Two Directors upon Non-Payment of Dividends. If and when the dividends on the Preferred Stock or on any other class or series of our parity securities that has voting rights equivalent to those of the Preferred Stock, have not been authorized, declared and paid in full for at least six quarterly dividend periods or their equivalent (whether or not consecutive), the authorized number of directors then constituting our board of directors will be automatically increased by two. Holders of the Preferred Stock and the holders of all other classes and series of parity securities upon which like voting rights have been conferred and are exercisable and which are entitled to vote for the election of the two additional directors, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, will be entitled to elect the two additional members of our board of directors (the “Preferred Stock Directors”) at any annual or special meeting of stockholders at which directors are to be elected or any special meeting of the holders of the Preferred Stock and any parity securities for which dividends have not been paid, called as provided below, but only if the election of any Preferred Stock Directors would not cause us to violate the applicable corporate governance requirement of the NASDAQ (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. In addition, our board of directors shall at no time have more than two Preferred Stock Directors.

At any time after this voting power has vested as described above, our Secretary may, and upon the written request of holders of record of at least 20% of the outstanding shares of the Preferred Stock and such parity securities (addressed to the Secretary at our principal office) must, call a special meeting of the holders of Preferred Stock and such parity securities for the election of the Preferred Stock Directors. Notice for a special meeting will be given in a similar manner to that provided in our bylaws for a special meeting of the stockholders, which we will provide upon request, or as required by law. If our Secretary is required to call a meeting but does not do so within 20 days after receipt of any such request, then any holder of shares of the Preferred Stock may (at our expense) call such meeting, upon notice as provided in our charter, and for that purpose will have access to our stock books. The Preferred Stock Directors elected at any such special meeting will hold office until the next annual meeting of our stockholders and until their successors are duly elected and qualify unless such directorships have been previously terminated as set forth in our charter. In case any vacancy occurs among the Preferred Stock Directors, a successor will be elected by our board of directors to serve until the next annual meeting of the stockholders and until his or her successor is duly elected and qualifies upon the nomination by the remaining Preferred Stock Director or if none remains in office, by the vote of the holders of record of the outstanding shares of Preferred Stock and all parity securities, voting as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

Whenever full dividends have been paid or set aside for payment on the Preferred Stock and any non-cumulative parity securities for at least one year and all dividends on any cumulative parity securities have been paid in full, then the right of the holders of the Preferred Stock and any parity securities to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future dividend periods), the terms of office of all Preferred Stock Directors will immediately terminate and the number of directors constituting our board of directors will be automatically reduced accordingly.

Other Voting Rights

So long as any shares of the Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by our charter or bylaws, the vote or consent of the holders of at least two-thirds of the outstanding shares of the Preferred Stock and any class or series of parity securities upon which like voting rights have been conferred and are exercisable and are then outstanding, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•

Certain Charter Amendments. Any amendment of our charter to authorize, or increase the authorized amount of, any shares of any class or series of stock ranking senior to the Preferred Stock with respect to payment of dividends or distribution of assets on our liquidation, dissolution or winding-up as well as any amendment of our charter or bylaws that would alter or change the voting powers, preferences or special rights of the Preferred Stock so as to affect them adversely; provided that the amendment of the charter so as to authorize or create, or to increase the authorized amount of any shares of any class or series or any securities convertible into shares of any class or series of our stock ranking on a parity with or junior to the Preferred Stock with respect to dividends and in the distribution of assets on our liquidation, dissolution or winding-up shall not be deemed to adversely affect the voting powers, preferences or special rights of the Preferred Stock; or

•

Certain Mergers and Consolidations. Any merger or consolidation of us with or into any entity other than a corporation (or comparable foreign entity), or any merger or consolidation of us with or into any corporation (or comparable foreign entity) unless (i) we are the surviving corporation in such merger or consolidation and the Preferred Stock remains outstanding or (ii) we are not the surviving entity in such merger or consolidation but the Preferred Stock is not changed in such merger or consolidation into anything other than a class or series of serial preferred stock or similar security of the surviving or resulting entity, or the entity controlling such entity, having voting powers, preferences and special rights that, if such change were effected by amendment of our charter, would not require a vote of the holders of the Preferred Stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required, all outstanding shares of the Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of shares of Preferred Stock to effect the redemption.

The holders of Preferred Stock shall have exclusive voting rights on any charter amendment that would alter only the contract rights, as expressly set forth in our charter, of the Preferred Stock.

Except as expressly provided, each holder of shares of the Preferred Stock will have one vote per share on any matter on which such holders are entitled to vote, including any action by written consent.

Depositary

Computershare Trust Company, N.A. and Computershare Inc. will jointly be the depositary for the depositary shares.

Transfer Agent, Registrar, and Paying Agent

Computershare Trust Company, N.A. will act as initial transfer agent and registrar and Computershare Inc. will act as initial paying agent for the payment of dividends for the Preferred Stock.

Calculation Agent

We will appoint a calculation agent for the Preferred Stock prior to the First Reset Date. We may appoint ourselves or an affiliate of ours as calculation agent.

Title

We and the transfer agent, registrar and paying agent may treat the registered holder of the Preferred Stock as the absolute owner of the Preferred Stock for the purpose of making payment and for all other purposes.

DESCRIPTION OF THE DEPOSITARY SHARES

General

We are issuing depositary shares representing proportional fractional interests in shares of the Preferred Stock. Each depositary share represents a 1/100th interest in a share of our Preferred Stock, and will be evidenced by depositary receipts. We will deposit the underlying shares of the Preferred Stock with a depositary pursuant to a deposit agreement among us, Computershare Inc. and Computershare Trust Company, N.A., jointly acting as depositary. The holders of depositary shares from time to time shall be deemed to be parties to the deposit agreement and shall be bound by all of the terms and conditions thereto by their acceptance of delivery of the depositary shares to the same extent as though they had executed the deposit agreement. Subject to the terms of the deposit agreement, each holder of the depositary shares will be entitled, through the depositary, to all the rights and preferences of the Preferred Stock, as applicable, in proportion to the applicable fraction of a share of Preferred Stock those depositary shares represent.

In this prospectus supplement, references to “holders” of depositary shares mean those who own depositary shares registered in their own names on the books maintained by the depositary and not indirect holders who own beneficial interests in depositary shares registered in the street name, or issued in book-entry form through DTC. You should review the special considerations that apply to indirect holders described in “Book-Entry Issuance.”

Immediately following the issuance of the Preferred Stock, we will deposit the Preferred Stock with the depositary, which will then issue the depositary shares to the underwriters. Copies of the forms of deposit agreement and the depositary receipt may be obtained from us upon request and in the manner described in the “Where You Can Find More Information” section of this prospectus supplement.

Dividends and Other Distributions

Each dividend payable on a depositary share will be in an amount equal to 1/100th of the dividend authorized, declared and payable on the related share of the Preferred Stock.

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Preferred Stock to the record holders of depositary shares relating to the underlying Preferred Stock in proportion to the number of depositary shares held by the holders. If we make a distribution other than in cash, rights, preferences or privileges, the depositary will distribute any securities or property received by it to the record holders of depositary shares entitled to those distributions in proportion to the number of depositary shares held by such holders, unless it determines that the distribution cannot be made proportionally among those holders or that (after consultation with us) it is not feasible to make a distribution, in which case the depositary may, with our approval, adopt a method of distribution that it deems equitable and practicable, including the sale of the securities or property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Preferred Stock.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any depositary shares or the shares of the Preferred Stock until such taxes or other governmental charges are paid.

Redemption of Depositary Shares

If we redeem the Preferred Stock represented by the depositary shares, in whole or in part, as described above under “Description of the Preferred Stock—Redemption” and “Description of the Preferred

Stock—Redemption upon a Regulatory Capital Treatment Event,” the depositary shares will be redeemed with the proceeds received by the depositary resulting from the redemption of the Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/100th of the redemption price per share payable with respect to the Preferred Stock (or $1,000 per depositary share), plus any authorized, declared and unpaid dividends, without accumulation of undeclared dividends, except in the case of a redemption pursuant to a regulatory capital treatment event.

Whenever we redeem shares of the Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing those shares of the Preferred Stock so redeemed. If fewer than all of the outstanding depositary shares are redeemed, the depositary will select the shares to be redeemed pro rata or by lot. The depositary will mail or electronically deliver notice of redemption to record holders of the depositary receipts not less than 5 and not more than 60 days prior to the date fixed for redemption of the Preferred Stock and the related depositary shares.

Voting the Preferred Stock

Because each depositary share represents a 1/100th interest in a share of the Preferred Stock, holders of depositary receipts will be entitled to 1/100th of a vote per depositary share under those limited circumstances in which holders of the Preferred Stock are entitled to a vote, as described above in “Description of the Preferred Stock—Voting Rights.”

When the depositary receives notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the depositary will mail or electronically deliver the information contained in the notice to the record holders of the depositary shares relating to the Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Preferred Stock, may instruct the depositary to vote the amount of the Preferred Stock represented by the holder’s depositary shares. Insofar as practicable, the depositary will vote the amount of the Preferred Stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing proportional interests in the Preferred Stock, it will not vote the amount of the Preferred Stock represented by such depositary shares.

Form and Notices

The Preferred Stock will be issued in registered form to the depositary, and the depositary shares will be issued in book-entry form through DTC, as described below in “Book-Entry Issuance.” The depositary will forward to the holders of depositary shares all reports, notices, and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the Preferred Stock.

Preemptive and Conversion Rights

The holders of the depositary shares and the Preferred Stock do not have any preemptive or conversion rights.

Listing

None.

Depositary, Dividend Disbursing Agent, Registrar and Redemption Agent

Computershare Inc. and Computershare Trust Company, N.A., collectively, will be the depositary, registrar and redemption agent, and Computershare Inc. will be the dividend disbursing agent for the depositary shares.

DESCRIPTION OF HUNTINGTON CAPITAL STOCK

We are authorized to issue a total of 2,256,617,808 shares of all classes of stock. Of the total number of authorized shares of stock, 2,250,000,000 shares are common stock, par value $0.01 per share, and 6,617,808 shares are serial preferred stock, par value $0.01 per share. A statement of the designations of the authorized classes of preferred stock or of any series thereof, and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of that stock, or of the authority of our board of directors to authorize those designations and other terms, is as follows.

The following description of the terms of our stock is only a summary. For a complete description, we refer you to the MGCL, our charter and our bylaws.

Preferred Stock

Our board of directors has the authority to classify and reclassify any unissued shares of our preferred stock by authorizing the issuance of our preferred stock from time to time in one or more series with such distinctive serial designations as may be established by our board of directors. Any such series:

•	may have such voting powers, full or limited, or may be without voting powers;

•	may be subject to redemption at such time or times and at such prices;

•

may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions, and at such times and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

•	may have such rights upon our dissolution, or upon any distribution of our assets;

•

may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of ours, at such price or prices or at such rates of exchange, and with such adjustments; and

•

will have such other preferences, conversion or other rights, voting powers, restrictions, limitations as to the dividends, qualifications, terms or conditions of redemption or other rights, all as hereafter authorized by our board of directors and stated and expressed in the articles supplementary or other charter document providing for the issuance of our preferred stock.

As of the date of this prospectus, we have 6,617,808 authorized shares of preferred stock, of which 877,500 shares are issued and outstanding, with 35,500 shares designated as Series B Preferred Stock, 5,000 shares designated as Series F Preferred Stock, 5,000 shares designated as Series G Preferred Stock, 500,000 shares designated as Series H Preferred Stock, 7,000 shares designated as Series I Preferred Stock and 325,000 shares designated as Series J Preferred Stock.

Series B Preferred Stock. The Series B Preferred Stock ranks, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (i) on a parity with our Series F Preferred Stock, our Series G Preferred Stock, our Series H Preferred Stock, our Series I Preferred Stock, our Series J Preferred Stock and each class or series of preferred stock we may issue in the future the terms of which expressly provide that such class or series will rank on a parity with our Series B Preferred Stock as to dividend rights and rights on our liquidation, winding up and dissolution and (ii) senior to our common stock and each other class or series of preferred stock we may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to our Series B Preferred Stock as to dividend rights and rights on our liquidation, winding-up and dissolution.

The Series B Preferred Stock does not entitle the holder to any preemptive or conversion rights.

Dividends on the Series B Preferred Stock are payable quarterly in arrears, when, as and if authorized by our board of directors and declared by us out of legally available funds, on a non-cumulative basis on the $1,000 per share liquidation preference, at a floating rate equal to the CME Term SOFR and a 26 basis point spread adjustment plus a spread of 2.70% per annum for each dividend period.

The Series B Preferred Stock was not redeemable prior to January 15, 2017. The Series B Preferred Stock is presently redeemable, in whole or in part, from time to time, at our option, at a redemption price equal to the liquidation preference, plus any declared and unpaid dividends. The holders of the Series B Preferred Stock do not have the right to require the redemption or repurchase of the Series B Preferred Stock. The Series B Preferred Stock is also redeemable, in whole but not in part, at any time following a regulatory capital treatment event (as defined in the articles supplementary creating the Series B Preferred Stock), at a redemption price equal to the liquidation preference, plus any authorized, declared and unpaid dividends from the prior dividend period and the pro-rated portion of unpaid dividends, whether or not declared, for the dividend period in which such redemption occurs.

Except as indicated below, the holders of the Series B Preferred Stock do not have any voting rights:

•

If and when the dividends on the Series B Preferred Stock or on any other class or series of our preferred stock ranking on a parity with the Series B Preferred Stock that has voting rights equivalent to those of the Series B Preferred Stock have not been authorized, declared and paid for at least six (6) quarterly dividend periods (whether or not consecutive), the holders of the Series B Preferred Stock, together with the holders of all other affected classes and series of preferred stock ranking on a parity with the Series B Preferred Stock, voting as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, will be entitled to elect two (2) additional members of our board of directors, but only if the election of any such directors would not cause us to violate the corporate governance requirement of the NASDAQ (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors.

•

So long as any shares of the Series B Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by Huntington’s charter, the vote or consent of the holders of at least two-thirds of the outstanding shares of the Series B Preferred Stock and any class or series of securities on a parity with similar rights then outstanding, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating certain charter amendments and certain mergers and consolidations.

Series F Preferred Stock. The Series F Preferred Stock ranks, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (i) on a parity with our Series B Preferred Stock, our Series G Preferred Stock, our Series H Preferred Stock, our Series I Preferred Stock, our Series J Preferred Stock and each class or series of preferred stock we may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Series F Preferred Stock as to dividend rights and rights on our liquidation, winding up and dissolution and (ii) senior to our common stock and each other class or series of preferred stock we may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series F Preferred Stock as to dividend rights and rights on our liquidation, winding-up and dissolution.

The Series F Preferred Stock does not entitle the holder to any preemptive or conversion rights.

Dividends on the Series F Preferred Stock are payable quarterly in arrears, when, as and if authorized by our board of directors and declared by us out of legally available funds on a non-cumulative basis. Dividends accrue from the issue date to, but excluding, July 15, 2030 at a rate of 5.625% per annum on the liquidation preference of $100,000 per share, payable quarterly, in arrears. Dividends will accrue from and including July 15, 2030 at the ten-year treasury rate as of the most recent reset dividend determination date (as defined in the articles supplementary creating the Series F Preferred Stock) plus 4.945% per annum on the liquidation preference of $100,000 per share, payable quarterly, in arrears, commencing on October 15, 2030.

The Series F Preferred Stock is redeemable, in whole or in part, from time to time, at our option on any dividend payment date on or after July 15, 2030, at a redemption price equal to the liquidation preference, plus any authorized, declared and unpaid dividends, without accumulation of undeclared dividends. The holders of the Series F Preferred Stock do not have the right to require the redemption or repurchase of the Series F Preferred Stock. The Series F Preferred Stock is also redeemable, in whole but not in part, within ninety (90) days following a regulatory capital treatment event (as defined in the articles supplementary creating the Series F Preferred Stock) at a redemption price equal to the liquidation preference, plus the sum of (i) any authorized, declared and unpaid dividends from the prior dividend period and (ii) the pro-rated portion of unpaid dividends, whether or not authorized or declared, for the dividend period in which such redemption occurs. Redemption or repurchase of Series F Preferred Stock is subject to receipt of prior approval of the Federal Reserve or other appropriate federal banking agency.

Except as indicated below, the holders of the Series F Preferred Stock do not have any voting rights:

•

If and when the dividends on the Series F Preferred Stock or on any other class or series of our preferred stock ranking on a parity with the Series F Preferred Stock that has voting rights equivalent to those of the Series F Preferred Stock, have not been authorized, declared and paid in full for at least six (6) quarterly dividend periods or their equivalent (whether or not consecutive), the holders of the Series F Preferred Stock, together with the holders of all other affected classes and series of preferred stock ranking on a parity with the Series F Preferred Stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote for the election of the two (2) directors, voting as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, will be entitled to elect two (2) additional members of the board of directors, but only if the election of any such directors would not cause us to violate the corporate governance requirement of the NASDAQ (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors.

•

So long as any shares of the Series F Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by the our charter or bylaws, the vote or consent of the holders of at least two-thirds of the outstanding shares of the Series F Preferred Stock and any class or series of preferred stock then outstanding that ranks on a parity with the Series F Preferred Stock and has like voting rights that are exercisable and are then outstanding, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating certain charter amendments and certain mergers and consolidations.

Series G Preferred Stock. The Series G Preferred Stock ranks, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (i) on a parity with our Series B Preferred Stock, our Series F Preferred Stock, our Series H Preferred Stock, our Series I Preferred Stock, our Series J Preferred Stock and each class or series of preferred stock we may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Series G Preferred Stock as to dividend rights and rights on our liquidation, winding up and dissolution and (ii) senior to our common stock and each other class or series of preferred stock we may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series G Preferred Stock as to dividend rights and rights on our liquidation, winding-up and dissolution.

The Series G Preferred Stock does not entitle the holder to any preemptive or conversion rights.

Dividends on the Series G Preferred Stock are payable quarterly in arrears, when, as and if authorized by our board of directors and declared by us out of legally available funds, on a non-cumulative basis. Dividends accrue from the issue date to, but excluding, October 15, 2027 at a rate of 4.450% per annum on the liquidation preference of $100,000 per share, payable quarterly, in arrears, commencing on January 15, 2021 and ending on October 15, 2027. Dividends will accrue from and including October 15, 2027 at the seven-year treasury rate as of the most recent reset dividend determination date (as defined in the articles supplementary creating the Series G Preferred Stock) plus 4.045% per annum on the liquidation preference of $100,000 per share, payable quarterly, in arrears, commencing on January 15, 2028.

The Series G Preferred Stock is redeemable, in whole or in part, from time to time, at our option on any dividend payment date on or after October 15, 2027, at a redemption price equal to the liquidation preference, plus any authorized, declared and unpaid dividends, without accumulation of undeclared dividends. The holders of the Series G Preferred Stock do not have the right to require the redemption or repurchase of the Series G Preferred Stock. The Series G Preferred Stock is also redeemable, in whole but not in part, within ninety (90) days following a regulatory capital treatment event (as defined in the articles supplementary creating the Series G Preferred Stock) at a redemption price equal to the liquidation preference, plus the sum of (i) any authorized, declared and unpaid dividends from the prior dividend period and (ii) the pro-rated portion of unpaid dividends, whether or not declared, for the dividend period in which such redemption occurs. Redemption or repurchase of Series G Preferred Stock is subject to receipt of prior approval of the Federal Reserve or other appropriate federal banking agency.

Except as indicated below, the holders of the Series G Preferred Stock do not have any voting rights:

•

If and when the dividends on the Series G Preferred Stock or on any other class or series of our preferred stock ranking on a parity with the Series G Preferred Stock that has voting rights equivalent to those of the Series G Preferred Stock, have not been authorized, declared and paid in full for at least six (6) quarterly dividend periods or their equivalent (whether or not consecutive), the holders of the Series G Preferred Stock, together with the holders of all other affected classes and series of preferred stock ranking on a parity with the Series G Preferred Stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote for the election of the two (2) directors, voting as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, will be entitled to elect two (2) additional members of our board of directors, but only if the election of any such directors would not cause us to violate the corporate governance requirement of the NASDAQ (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors.

•

So long as any shares of the Series G Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by the our charter or bylaws, the vote or consent of the holders of at least two-thirds of the outstanding shares of the Series G Preferred Stock and any class or series of preferred stock then outstanding that ranks on a parity with the Series G Preferred Stock and has like voting rights that are exercisable and are then outstanding, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating certain charter amendments and certain mergers and consolidations.

Series H Preferred Stock. The Series H Preferred Stock ranks, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (i) on a parity with our Series B Preferred Stock, our Series F Preferred Stock, our Series G Preferred Stock, our Series I Preferred Stock, our Series J Preferred Stock and each class or series of preferred stock we may issue in the future, the terms of which expressly provide that such class or series will rank on a parity with the Series H Preferred Stock as to dividend rights and rights on our liquidation, winding up and dissolution and (ii) senior to our common stock and each other class or series of preferred stock we may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series H Preferred Stock as to dividend rights and rights on our liquidation, winding-up and dissolution.

The Series H Preferred Stock does not entitle the holder to any preemptive or conversion rights.

Dividends on the Series H Preferred Stock are payable quarterly in arrears, when, as and if authorized by our board of directors and declared by us out of legally available funds, on a non-cumulative basis. Dividends accrue from the issue date, at a rate of 4.500% per annum on the liquidation preference of $1,000 per share, payable quarterly, in arrears, on January 15, April 15, July 15 and October 15, commencing on July 15, 2021.

The Series H Preferred Stock is redeemable, in whole or in part, from time to time, at our option on any dividend payment date on or after April 15, 2026, at a redemption price equal to the liquidation preference, plus any authorized, declared and unpaid dividends, without accumulation of undeclared dividends. The holders of the Series H Preferred Stock do not have the right to require the redemption or repurchase of the Series H Preferred Stock. The Series H Preferred Stock is also redeemable, in whole but not in part, within ninety (90) days following a regulatory capital treatment event (as defined in the articles supplementary creating the Series H Preferred Stock) at a redemption price equal to the liquidation preference, plus the sum of (i) any authorized, declared and unpaid dividends from the prior dividend period and (ii) the pro-rated portion of unpaid dividends, whether or not declared, for the dividend period in which such redemption occurs. Redemption or repurchase of the Series H Preferred Stock is subject to receipt of prior approval of the Federal Reserve or other appropriate federal banking agency.

Except as indicated below, the holders of the Series H Preferred Stock do not have any voting rights:

•

If and when the dividends on the Series H Preferred Stock or on any other class or series of our preferred stock ranking on a parity with the Series H Preferred Stock that has voting rights equivalent to those of the Series H Preferred Stock, have not been authorized, declared and paid in full for at least six (6) quarterly dividend periods or their equivalent (whether or not consecutive), the holders of the Series H Preferred Stock, together with the holders of all other affected classes and series of preferred stock ranking on a parity with the Series H Preferred Stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote for the election of the two (2) directors, voting as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, will be entitled to elect two (2) additional members of our board of directors, but only if the election of any such directors would not cause us to violate the corporate governance requirement of the NASDAQ (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors.

•

So long as any shares of the Series H Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by the our charter or bylaws, the vote or consent of the holders of at least two-thirds of the outstanding shares of the Series H Preferred Stock and any class or series of preferred stock then outstanding that ranks on a parity with the Series H Preferred Stock and has like voting rights that are exercisable and are then outstanding, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating certain charter amendments and certain mergers and consolidations.

Series I Preferred Stock. The Series I Preferred Stock ranks, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (i) on a parity with our Series B Preferred Stock, our Series F Preferred Stock, our Series G Preferred Stock, our Series H Preferred Stock, our Series J Preferred Stock and each class or series of preferred stock we may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Series I Preferred Stock as to dividend rights and rights on our liquidation, winding up and dissolution and (ii) senior to our common stock and each other class or series of preferred stock we may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series I Preferred Stock as to dividend rights and rights on our liquidation, winding-up and dissolution.

The Series I Preferred Stock does not entitle the holder to any preemptive or conversion rights.

Dividends on the Series I Preferred Stock are payable quarterly in arrears, when, as and if declared by our board of directors or any duly authorized committee of our board of directors, out of legally available funds, on a non-cumulative basis. Dividends accrue from the issue date, at a rate of 5.70% per annum on the liquidation preference of $25,000 per share, payable quarterly, in arrears, on each March 1, June 1, September 1 and December 1, commencing on June 9, 2021.

The Series I Preferred Stock was not redeemable prior to December 1, 2022. The Series I Preferred Stock is presently redeemable, in whole or in part, from time to time, at our option on any dividend payment date, at a redemption price equal to the liquidation preference, plus any authorized, declared and unpaid dividends, without accumulation of undeclared dividends. Within ninety (90) days following a regulatory capital treatment event (as defined in the articles supplementary creating the Series I Preferred Stock), we may, at our option, subject to the approval of the appropriate federal banking agency, provide notice of our intent to redeem, and subsequently redeem, all (but not less than all) of the shares of Series I Preferred Stock at the time outstanding, at a redemption price equal to the liquidation preference. In case of any redemption of only part of the shares of Series I Preferred Stock at the time outstanding, the shares of Series I Preferred Stock to be redeemed are selected either pro rata from the holders of record of Series I Preferred Stock in proportion to the number of shares of Series I Preferred Stock held by such holders or in such other manner consistent with the rules and policies of the NASDAQ as the our board of directors or any duly authorized committee of the our board of directors determines to be fair and equitable.

Except as indicated below, the holders of the Series I Preferred Stock do not have any voting rights:

•

Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66 2⁄3% of all of the shares of the Series I Preferred Stock at the time outstanding, voting separately as a class, shall be required to authorize any amendment of the charter or of any certificate amendatory thereof or supplemental thereto (including any articles supplementary or any similar document relating to any series of preferred stock) which will materially and adversely affect the powers, preferences, privileges or rights of Series I Preferred Stock, taken as a whole; provided, however, that the following will not be deemed to adversely affect the powers, preferences, privileges or rights of the Series I Preferred Stock : (i) any increase in the amount of the authorized or issued Series I Preferred Stock, (ii) any increase in the amount of authorized preferred stock of ours, or (iii) the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series I Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the corporation.

•

Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66 2⁄3% of all of the shares of the Series I Preferred Stock and all other parity stock (as defined in the articles supplementary creating the Series I Preferred Stock), at the time outstanding, voting as a single class without regard to series, shall be required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any additional class or series of stock ranking prior to the shares of the Series I Preferred Stock and all other parity stock as to dividends or the distribution of assets upon our liquidation, dissolution or winding up.

•

If and whenever dividends on the Series I Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series I Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those granted have been conferred and are exercisable, have not been paid in an aggregate amount equal, as to any class or series, to at least six quarterly dividend periods (whether consecutive or not), the number of directors constituting our board of directors shall be increased by two (2), and the holders of the Series I Preferred Stock (together with holders of any other class of the authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist), shall have the right, voting separately as a single class without regard to series, to the exclusion of the holders of common stock, to elect two (2) directors of the ours to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the our board of directors shall at no time include more than two (2) such directors.

Series J Preferred Stock. The Series J Preferred Stock ranks, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (i) on a parity with our Series B Preferred Stock, our Series F Preferred Stock, our Series G Preferred Stock, our Series H Preferred Stock, our Series I Preferred Stock and each class or series of preferred stock we may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Series J Preferred Stock as to dividend rights and rights on our liquidation, winding up and dissolution and (ii) senior to our common stock and each other class or series of preferred stock we may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series J Preferred Stock as to dividend rights and rights on our liquidation, winding-up and dissolution.

The Series J Preferred Stock does not entitle the holder to any preemptive or conversion rights.

Dividends on the Series J Preferred Stock are payable quarterly in arrears, when, as and if authorized by our board of directors and declared by us, out of legally available funds, on a non-cumulative basis. Dividends accrue on the $1,000 per share liquidation preference at a rate equal to 6.875% from the issue date, but excluding April 15, 2028, and from April 15, 2028 and every fifth anniversary thereafter, the five-year treasury rate as of the most recent reset dividend determination date (as defined in the articles supplementary creating the Series J Preferred Stock) plus 2.704%, payable quarterly, in arrears, on January 15, April 15, July 15 and October 15 of each year, commencing on July 15, 2023.

The Series J Preferred Stock is redeemable, in whole or in part, from time to time, at our option on any dividend payment date on or after April 15, 2028, at a redemption price equal to the liquidation preference, plus any authorized, declared and unpaid dividends, without accumulation of undeclared dividends. The holders of the Series J Preferred Stock do not have the right to require the redemption or repurchase of the Series J Preferred Stock. The Series J Preferred Stock is also redeemable, in whole but not in part, within ninety (90) days following a regulatory capital treatment event (as defined in the articles supplementary creating the Series J Preferred Stock) at a redemption price equal to the liquidation preference, plus the sum of (i) any authorized, declared and unpaid dividends from the prior dividend period and (ii) the pro-rated portion of unpaid dividends, whether or not declared, for the dividend period in which such redemption occurs. Redemption or repurchase of Series J Preferred Stock is subject to receipt of prior approval of the Federal Reserve or other appropriate federal banking agency.

Except as indicated below, the holders of the Series J Preferred Stock do not have any voting rights:

•

If and when the dividends on the Series J Preferred Stock or on any other class or series of our preferred stock ranking on a parity with the Series J Preferred Stock that has voting rights equivalent to those of the Series J Preferred Stock, have not been authorized, declared and paid in full for at least six (6) quarterly dividend periods or their equivalent (whether or not consecutive), the holders of the Series J Preferred Stock, together with the holders of all other affected classes and series of preferred stock ranking on a parity with the Series J Preferred Stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote for the election of the two (2) directors, voting as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, will be entitled to elect two (2) additional members of our board of directors, but only if the election of any such directors would not cause us to violate the corporate governance requirement of the NASDAQ (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors.

•

So long as any shares of the Series J Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by our charter or bylaws, the vote or consent of the holders of at least two-thirds of the outstanding shares of the Series J Preferred Stock and any class or series of preferred stock then outstanding that ranks on a parity with the Series J Preferred Stock and has like voting rights that are exercisable and are then outstanding, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating certain charter amendments and certain mergers and consolidations.

Common Stock

As of the date of this prospectus supplement, we are authorized to issue up to 2,250,000,000 shares of common stock, par value $0.01 per share. As of June 30, 2025, 1,458,800,042 shares of common stock were outstanding.

Holders of our common stock are entitled to receive dividends when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. They are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding-up, or after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock, including the Preferred Stock.

Holders of our common stock are entitled at all times to one (1) vote for each share, subject, however, to the voting rights, if any, of the holders of our preferred stock. Our shareholders do not have cumulative voting rights in the election of directors.

A nominee for election to our board of directors at a meeting of shareholders will be elected only if the number of votes cast “for” such nominee’s election exceeds the number of votes cast “against” or affirmatively “withheld” as to such nominee’s election; provided, however, that if, on either the date of our proxy statement for the meeting or on the date of the meeting, the number of nominees exceeds the number of directors to be elected, the directors will be elected by a plurality of all the votes cast at the meeting. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present will be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by our charter.

Holders of our common stock have no preference, conversion, exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any of our securities and generally have no appraisal rights, except in certain limited transactions. All shares of common stock will have equal dividend, liquidation and other rights. Under Maryland law, our stockholders generally are not liable for our debts or obligations.

Some of the provisions of Maryland law and our charter and bylaws discussed below could make it more difficult for a third party to acquire us.

We are subject to the Maryland Business Combination Act, which provides that certain business combinations between a Maryland corporation and any interested stockholder (generally any beneficial holder, directly or indirectly, of 10% or more of the voting power of the corporation’s outstanding stock) or its affiliates are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. After such five-year period, any such business combination is subject to two different supermajority vote requirements. We are also subject to the Maryland Control Share Acquisition Act, which provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to their control shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors, generally, excluding certain shares of stock. Control shares are voting shares of stock that, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within three ranges of voting power, beginning with one-tenth or more.

In addition, Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to adopt certain takeover defenses without any action by the stockholders of the corporation. We have elected through this provision to require that any director elected to fill a vacancy shall hold office for the remainder of the term of such directorship and until his or her successor is elected and qualifies. In the future, our board of directors may elect, without stockholder approval, to adopt certain other takeover defenses, including the classification of the board of directors.

Our charter permits our board of directors to authorize, without stockholder approval, the issuance of serial preferred stock from time to time in one or more series with such preferences, conversion or other rights, voting powers, restrictions, limitations as to the dividends, qualifications, terms or conditions of redemption or other rights as permitted by our charter.

Our bylaws provide that a stockholder may nominate individuals for election to our board of directors and propose other business to be considered at an annual or special meeting of stockholders only if such stockholder gives timely notice to our Secretary and complies with the other advance notice procedures, including the provision of specified information, as set forth in our bylaws.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by the board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide for in its charter approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter does not provide for a lesser percentage in these situations.

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

BOOK-ENTRY ISSUANCE

DTC will act as securities depositary for all of the depositary shares. We will issue the depositary shares only as fully registered securities registered in the name of Cede & Co. (DTC’s nominee). We will issue and deposit with DTC one or more fully registered global certificates representing, in the aggregate, the total number of depositary shares to be sold in this offering.

DTC has advised us that it is a limited purpose trust company organized under the New York Banking Law, a banking organization under the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation under the meaning of the New York Uniform Commercial Code, and a clearing agency registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, like transfers and pledges, in deposited securities through electronic computerized book-entry changes in the participants’ accounts, eliminating in this manner the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Others, like securities brokers and dealers, banks and trust companies, that clear through or maintain custodial relationships with direct participants, either directly or indirectly, are indirect participants and also have access to the DTC system. The rules applicable to DTC and its participants are on file with the SEC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream’s participants in the U.S. are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Purchases of depositary shares within the DTC system must be made by or through direct participants, who will receive a credit for the depositary shares on DTC’s records. The ownership interest of each actual purchaser of each depositary share is in turn to be recorded on the direct and indirect participants’ records. DTC will not send written confirmation to beneficial owners of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased depositary shares. Transfers of ownership interests in the depositary shares are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the depositary shares, unless the book-entry system for the depositary shares is discontinued. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

DTC has no knowledge of the actual beneficial owners of the depositary shares. DTC’s records reflect only the identity of the direct participants to whose accounts the depositary shares are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners and the voting rights of direct participants, indirect participants and beneficial owners, subject to any statutory or regulatory requirements as is in effect from time to time, will be governed by arrangements among them.

We will send redemption notices to Cede & Co. as the registered holder of the depositary shares. If less than all of the depositary shares are redeemed, DTC’s current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.

Although voting on the depositary shares is limited to the holders of record of the depositary shares, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote on the depositary shares. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to direct participants for whose accounts the depositary shares are credited on the record date (identified in a listing attached to the omnibus proxy).

We will make distribution payments on the depositary shares to DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date. Standing instructions and customary practices will govern payments from participants to beneficial owners. Subject to any statutory or regulatory requirements, participants, and neither DTC nor we, will be responsible for the payment. We and any paying agent will be responsible for payment of distributions to DTC. Direct and indirect participants are responsible for the disbursement of the payments to the beneficial owners.

DTC may discontinue providing its services as securities depositary on any of the depositary shares at any time by giving reasonable notice to us. If a successor securities depositary is not obtained, final depositary shares certificates must be printed and delivered. We may at our option decide to discontinue the use of the system of book-entry transfers through DTC (or a successor depositary). In this case, final certificates for the depositary shares will be printed and delivered.

We have obtained the information in this section about DTC and DTC’s book-entry system from sources that we believe to be accurate, but we assume no responsibility for the accuracy of the information. We have no responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus supplement or under the rules and procedures governing their respective operations.

“Beneficial owner” refers to the ownership interest of each actual purchaser of each depositary share.

“Direct participants” refers to securities brokers and dealers, banks, trust companies, clearing corporations and other organizations who, with the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc., own DTC. Purchases of depositary shares within the DTC system must be made by or through direct participants who will receive a credit for the depositary shares on DTC’s records.

“Indirect participants” refers to others, like securities brokers and dealers, banks and trust companies, that clear through or maintain custodial relationships with direct participants, either directly or indirectly, and who also have access to the DTC system.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a general summary of the material U.S. federal income tax consequences applicable to U.S. holders and non-U.S. holders (each as defined below) relevant to the purchase, ownership and disposition of the depositary shares acquired pursuant to this offering. The following summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Department of the Treasury (the “Treasury”) regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, each as in effect as of the date hereof. These authorities are subject to change or differing interpretations, possibly with retroactive effect, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein.

This summary is for general information only and does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of that investor’s individual circumstances, nor does it address the effects of any state, local or non-U.S. tax laws, any tax treaty or any U.S. federal estate, gift, generation-skipping transfer or alternative minimum tax considerations. This summary is limited to taxpayers who will hold the depositary shares as “capital assets” within the meaning of Section 1221 of the Code, and it does not purport to be applicable to special classes of investors including, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, grantor trusts, partnerships or other entities classified as partnerships for U.S. federal income tax purposes (and investors therein), subchapter S corporations, retirement plans, individual retirement accounts or other tax-deferred accounts, controlled foreign corporations, dealers in securities or currencies, regulated investment companies, real estate investment trusts, passive foreign investment companies for U.S. federal income tax purposes, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, U.S. expatriates, persons liable for the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, and persons that will hold the depositary shares as a position in a hedging transaction, “straddle,” “conversion,” “wash sale,” “constructive sale,” “integrated transaction” for U.S. federal income tax purposes or other risk reduction transaction. This summary does not address the tax considerations that may be relevant to subsequent purchasers of the depositary shares and does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 nor any considerations with respect to any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the Treasury regulations promulgated thereunder and any intergovernmental agreements entered in connection therewith and any laws, regulations or practices adopted in connection with any such agreement).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) holds the depositary shares, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner and the partnership holding the depositary shares should consult their tax advisors regarding the tax considerations of acquiring, holding and disposing of the depositary shares.

We have not sought and will not seek any ruling from the IRS with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.

The remainder of this discussion assumes that beneficial owners of the depositary shares will be treated as owners of the underlying Preferred Stock for U.S. federal income tax purposes.

THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEPOSITARY SHARES. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX AND OTHER FEDERAL TAX CONSEQUENCES TO THEM OF PURCHASING, OWNING AND DISPOSING OF THE DEPOSITARY SHARES, AS WELL AS THE APPLICATION AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS OR ANY TAX TREATY.

U.S. Holders

As used in this discussion, the term “U.S. holder” means a beneficial owner of the depositary shares that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Distributions. Distributions with respect to the depositary shares will be taxable as dividend income to the extent paid out of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the depositary shares exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in such depositary shares, and thereafter as capital gain.

Distributions with respect to the depositary shares taxable as dividends for U.S. federal income tax purposes paid to a corporate U.S. holder will generally qualify for a 50% dividends-received deduction. However, a corporate U.S. holder may not be entitled to take the 50% dividends-received deduction in all circumstances, and, even if it is so entitled, may be subject to special rules in respect of its ownership of the depositary shares. Corporate U.S. holders should consult their tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the dividends-received deduction and with respect to the possible application of the extraordinary dividend provisions of the U.S. federal income tax law to their ownership or disposition of the depositary shares in their particular circumstances.

Distributions with respect to the depositary shares taxable as dividends for U.S. federal income tax purposes paid to a non-corporate U.S. holder will generally represent “qualified dividend income.” Qualified dividend income is taxable at preferential rates applicable to long-term capital gains, provided that certain holding period requirements are met and certain other conditions are satisfied.

Sale, Exchange, or Certain Other Taxable Dispositions of the Depositary Shares. A U.S. holder will generally recognize capital gain or loss on a sale or exchange or other taxable disposition (other than certain redemptions described under the caption “—Redemptions of the Depositary Shares” below) of the depositary shares equal to the difference, if any, between the amount realized upon the sale or exchange and such U.S. holder’s adjusted tax basis in the depositary shares sold or exchanged. A U.S. holder’s tax basis in a depositary share will generally equal the amount such holder paid for the depositary share. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the depositary shares sold or exchanged is more than one year. Long-term capital gains of non-corporate taxpayers are generally taxed at preferential rates. The deductibility of capital losses is subject to limitations.

Redemptions of the Depositary Shares. The tax treatment accorded to any redemption by us of our depositary shares from a U.S. holder can only be determined on the basis of the particular facts as to each U.S. holder of our depositary shares at the time of redemption.

In general, a U.S. holder of our depositary shares will recognize capital gain or loss measured by the difference between the amount received by the U.S. holder for such depositary shares upon the redemption and such U.S. holder’s adjusted tax basis in the depositary shares redeemed if such redemption is considered to:

•	result in a complete termination of the U.S. holder’s stock interest in us;

•	be substantially disproportionate with respect to the U.S. holder;

•	be not essentially equivalent to a dividend with respect to the U.S. holder; or

•	be a redemption of stock held by a shareholder who is not a corporation and where such redemption results in a partial liquidation of us.

In applying these tests, there must be taken into account not only the depositary shares being redeemed, but also such U.S. holder’s ownership of other classes and series of our capital stock and any options (including stock purchase rights) to acquire any of the foregoing. A U.S. holder of our depositary shares also must take into account any such securities (including options) which are considered to be owned by such U.S. holder by reason of the constructive ownership rules set forth in Section 318 of the Code.

If the redemption does not meet any of the tests described above, then the redemption proceeds received from our depositary shares will be treated as a distribution on our shares and will be taxable as described under the caption “—Distributions” above. If a redemption of the depositary shares is treated as a distribution that is taxable as a dividend, U.S. holders are urged to consult their own tax advisors regarding the allocation of their tax basis in the redeemed and remaining depositary shares.

Information Reporting and Backup Withholding. Information returns will generally be filed with the IRS in connection with the payment of dividends or other taxable distributions on the depositary shares to non-corporate U.S. holders and certain payments of proceeds to U.S. holders on the sale, exchange or redemption of the depositary shares. Additionally, such payments may be subject to backup withholding (currently, at a rate of 24%) unless such U.S. holder (a) comes within certain exempt categories and, when required, demonstrates this fact in the manner required, or (b) within a reasonable period of time, provides a correct taxpayer identification number, certifies that it is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a U.S. holder is allowable as a credit against such holder’s U.S. federal income tax, which may entitle the U.S. holder to a refund, provided that the U.S. holder provides the required information to the IRS in a timely manner.

Non-U.S. Holders

As used in this discussion, the term “non-U.S. holder” means a beneficial owner of the depositary shares, other than a U.S. holder (as defined above) or an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes.

Dividends. Distributions with respect to the depositary shares taxable as dividends for U.S. federal income tax purposes paid to a non-U.S. holder generally will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, unless such dividends are effectively connected with the conduct of a trade or business of the non-U.S. holder within the United States (and, if required by an applicable tax treaty, are attributable to a permanent establishment of the non-U.S. holder in the United States). In order to claim the benefits of an applicable income tax treaty, a non-U.S. holder generally must furnish us or other payor, as applicable, with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable IRS Form W-8) before the distribution date. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

Dividends paid to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, are attributable to a permanent establishment of the non-U.S. holder in the United States) generally are not subject to U.S. federal withholding tax, provided that the non-U.S. holder furnishes us or other payor, as applicable, with a properly executed IRS Form W-8ECI before the distribution date. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis at the graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as specified by an applicable income tax treaty, subject to certain adjustments.

A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an applicable income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, Exchange, or Certain Other Taxable Dispositions of the Depositary Shares. Subject to the discussion below under “—Information Reporting and Backup Withholding,” a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding on gain realized on the sale, exchange or other taxable disposition of the depositary shares so long as:

•

the gain is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and if required by an applicable tax treaty, the gain is not attributable to a permanent establishment maintained by such non-U.S. holder in the United States);

•

in the case of a nonresident alien individual, such non-U.S. holder is not present in the United States for 183 or more days in the taxable year of the sale or disposition (and certain other conditions are met); and

•

the depositary shares do not constitute U.S. real property interests in a “U.S. real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the period that the non-U.S. holder held the depositary shares. We do not believe that we currently are a USRPHC or that we will become one in the future.

Gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at the regular, graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as specified by an applicable income tax treaty of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

Gain described in the second bullet point above will be subject to a flat 30% tax on the gain derived from the disposition (or such lower rate as may be specified by an applicable income tax treaty), which may be offset by U.S.-source capital losses, if any, for the taxable year, provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

As discussed above under “U.S. Holders—Redemptions of the Depositary Shares,” an amount paid to a holder of depositary shares in connection with a redemption of the depositary shares may, under certain circumstances, be treated as a dividend. In that case, the payment would be subject to the rules for dividends described above under “—Dividends.”

Information Reporting and Backup Withholding. Payment of dividends and the tax withheld with respect thereto are subject to information reporting requirements. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty or withholding was not required because the dividends were effectively connected with a trade or business in the United States conducted by the non-U.S. holder. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides.

U.S. backup withholding (currently, at a rate of 24%) will generally apply on payment of dividends to a non-U.S. holder unless such non-U.S. holder furnishes to the payor a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable IRS Form W-8) or otherwise establishes an exemption.

Payment by a U.S. office of a broker of the proceeds of a sale of the depositary shares by a non-U.S. holder is subject to both backup withholding and information reporting unless the non-U.S. holder provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable IRS Form W-8) certifying its non-U.S. status or otherwise establishes an exemption. The payment of proceeds from the disposition of depositary shares by a non-U.S. holder effected at a non-U.S. office of a U.S. broker or a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding) unless the non-U.S. holder provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable IRS Form W-8) certifying the non-U.S. holder’s non-U.S. status or by otherwise establishing an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the recipient is a U.S. person.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a non-U.S. holder under the backup withholding rules will be allowed as a credit against that holder’s U.S. federal income tax liability (if any) and may entitle the holder to a refund, provided that the holder furnishes the required information to the IRS. Prospective investors should consult their own tax advisors regarding the application of these rules to their particular circumstances.

CERTAIN ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities that are deemed to hold the assets of such plans (“ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Code, prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts or an entity deemed to hold the assets of such plans (together with ERISA Plans, “Plans”)) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

Any Plan fiduciary that proposes to cause a Plan to purchase depositary shares should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA or the Code.

Non-U.S. plans, governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to other federal, state, local or foreign laws or regulations that are substantially similar to the foregoing provisions of ERISA and the Code (“Similar Law”). Fiduciaries of any such plans should consult with their counsel before purchasing the depositary shares to determine the need for and the availability of, any exemptive relief under any Similar Law.

Each purchaser of depositary shares will be deemed to have represented and agreed that (i) either (A) it is not purchasing or holding the depository shares with “plan assets” of any Plan or the assets of a governmental, church or a non-U.S. plan subject to Similar Laws; or (B) its purchase and holding of the depositary shares is not a non-exempt prohibited transaction under ERISA or the Code and is otherwise permissible under all applicable Similar Laws and neither Huntington nor any of our affiliates is a “fiduciary” within the meaning of Section 3(21) of ERISA or Section 4975 of the Code or, with respect to a Plan not subject to ERISA or Section 4975 of the Code, under any applicable Similar Law, with respect to the purchaser in connection with such person’s acquisition, holding or disposition of the depositary shares, or as a result of the exercise by Huntington or any of our affiliates of any rights in connection with the depositary shares; and (ii) it will not sell or otherwise transfer the depositary shares or any interest therein otherwise than to a purchaser or transferee that is deemed to make these same representations, warranties and agreements with respect to its purchase of such depositary shares.

This discussion is based on ERISA, the Code, and other applicable authorities, each as in effect as of the date hereof. These authorities are subject to differing interpretations and may change (possibly with retroactive effect), and any such change could affect the accuracy of the statements and conclusions set forth herein.

THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL ERISA, CODE AND SIMILAR LAW CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE

DEPOSITARY SHARES. EACH PURCHASER OF THE DEPOSITORY SHARES HAS EXCLUSIVE RESPONSIBILITY FOR ENSURING THAT ITS PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION OF THE DEPOSITORY SHARES DOES NOT VIOLATE THE FIDUCIARY OR PROHIBITED TRANSACTION RULES OF ERISA, THE CODE OR ANY APPLICABLE SIMILAR LAWS. THE SALE OF THE DEPOSITORY SHARES TO ANY PLAN OR ANY NON-U.S., GOVERNMENTAL OR CHURCH PLAN SUBJECT TO SIMILAR LAWS IS IN NO RESPECT A REPRESENTATION BY US OR ANY OF OUR AFFILIATES OR REPRESENTATIVES THAT SUCH AN INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT SUCH AN INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

UNDERWRITING

BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Huntington Securities, Inc. and RBC Capital Markets, LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of depositary shares set forth opposite its name below.

Underwriter	Number of Depositary Shares
BofA Securities, Inc.	187,500
Citigroup Global Markets Inc.	131,250
Goldman Sachs & Co. LLC	131,250
Huntington Securities, Inc.	131,250
RBC Capital Markets, LLC	131,250
Keefe, Bruyette & Woods, A Stifel Company	37,500

Total	750,000

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the depositary shares offered by this prospectus supplement and the accompanying prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the depositary shares offered by this prospectus supplement and the accompanying prospectus if any shares are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed for a period from the date of this prospectus supplement through, and including, the date that is 30 days after the date hereof that we will not, without the prior written consent of the representatives, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any of our securities that are substantially similar to the Preferred Stock or the depositary shares, including any securities that are convertible into or exchangeable for, or that represent rights to receive, Preferred Stock, depositary shares or substantially similar securities.

The underwriters propose to offer some of the depositary shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer some of the depositary shares to dealers at the public offering price less a concession not to exceed $6.00 per depositary share. In addition, the underwriters may allow, and those selected dealers may re-allow, a concession not to exceed $4.00 per depositary share to certain other dealers. After the initial offering of the depositary shares to the public, the representatives may change the public offering price, concession and discount.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering.

Paid by Huntington Bancshares Incorporated
Per depositary share	$10.00

The expenses of this offering, not including the underwriting discount, will be approximately $3 million and are payable by us.

Prior to this offering, there has been no public market for the depositary shares. We do not expect that there will be any separate public trading market for the shares of the Preferred Stock except as represented by the depositary shares. We do not intend to apply for the listing of the depositary shares on any securities exchange or for inclusion of the depositary shares in any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the depositary shares. However, they are not obligated to do so and may discontinue any market making in the depositary shares at any time in their sole discretion. Therefore, we cannot assure you that a liquid trading market for the depositary shares will develop, that you will be able to sell your depositary shares at a particular time or that the price you receive when you sell will be favorable.

To facilitate the offering of the depositary shares, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the depositary shares. Specifically, the underwriters may sell more depositary shares than they are obligated to purchase under the underwriting agreement, creating a short position. The underwriters may bid for, and purchase, depositary shares in the open market to stabilize the price of the depositary shares. These activities may raise or maintain the market price of the depositary shares above independent market levels or prevent or retard a decline in the market price of the depositary shares. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased depositary shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

In general, purchases of a security for the purpose of stabilizing or reducing a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the depositary shares. In addition, neither we nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions will not be discontinued without notice, once they are commenced.

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectus supplements by electronic means, such as email.

We have agreed to indemnify the several underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of us (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies.

Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the securities offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend such assets, securities or instruments.

The underwriters expect to deliver the depositary shares to purchasers on or about September 11, 2025, which will be the second business day following the pricing of the depositary shares (such settlement cycle being herein referred to as “T + 2”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, if the original issue date is more than one business day after the date on which the depositary shares are priced, purchasers who wish to trade the depositary shares at any time prior to the first business day before delivery will be required, by virtue of the fact that the depositary shares initially will settle T + 2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the depositary shares who wish to trade the depositary shares on the date of pricing of the depositary shares should also consult their own adviser.

Conflicts of Interest

Our affiliate, Huntington Securities, Inc., is a member of FINRA and is participating in the distribution of the depositary shares. The distribution arrangements for this offering comply with the requirements of FINRA Rule 5121, regarding a FINRA member firm’s participation in the distribution of securities of an affiliate. In accordance with that rule, no FINRA member firm that has a “conflict of interest,” as defined therein, may make sales in this offering to any discretionary account without the prior approval of the customer.

Our affiliates, including Huntington Securities, Inc., may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the depositary shares in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

Keefe, Bruyette & Woods, a Stifel Company, is serving as financial advisor to Veritex in connection with the Veritex Transaction and is participating in the distribution of the depositary shares.

Selling Restrictions

European Economic Area

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of depositary shares in any Member State of the European Economic Area (the “EEA”) (each, a “Relevant Member State”) will be made under an exemption under Regulation (EU) No. 2017/1129 (as amended, the “EU Prospectus Regulation”) from the requirement to publish a prospectus for offers of the depositary shares. Accordingly any person making or intending to make an offer in that Relevant Member State of depositary shares which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation, in each case in relation to such offer.

Neither the Issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of depositary shares to any legal entity which is not a qualified investor as defined in the Prospectus Regulation. Neither the Issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of the depositary shares through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the depositary shares contemplated in this prospectus supplement.

The depositary shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the EU Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the depositary shares or otherwise making them available to retail investors in the EEA, has been prepared and therefore offering or selling the depositary shares or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

Each underwriter has represented and agreed that it has not made and will not make an offer of depositary shares which are the subject of the offering contemplated by this prospectus supplement to the public in the EEA, except that it may make an offer of such depositary shares to the public in the EEA to any legal entity which is a qualified investor as defined in the Prospectus Regulation, provided that no such offer of depositary shares shall require the Issuer or any underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Member State of the EEA who receives any communication in respect of, or who acquires any depositary shares under, the offers to the public contemplated in this prospectus supplement, or to whom the depositary shares are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and the Issuer that it and any person on whose behalf it acquires depositary shares is:

(a)	a qualified investor within the meaning of Article 2(e) of the Prospectus Regulation; and

(b)

in the case of any depositary shares acquired by it as a financial intermediary, as that term is used in Article 5(1) of the Prospectus Regulation, (i) the depositary shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State of the EEA other than qualified investors, as that term is defined in the Prospectus Regulation, or in circumstances in which the prior consent of the underwriters has been given to the offer or resale; or (ii) where depositary shares have been acquired by it on behalf of persons in any Member State of the EEA other than qualified investors, the offer of those depositary shares to it is not treated under the Prospectus Regulation as having been made to such persons. In this section,

1.

the expression “offer of depositary shares” to the public in relation to any depositary shares in any Member State of the EEA means the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for the depositary shares.

2.	the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded).

This EEA selling restriction is in addition to any other selling restrictions set out in this prospectus supplement and accompanying prospectus.

United Kingdom

This prospectus supplement has been prepared on the basis that any offer of depositary shares in the United Kingdom (“UK”) will be made pursuant to an exemption under the FSMA and the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the depositary shares. Accordingly, any person making or intending to make an offer in the UK of depositary shares which are the subject of this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to section 85 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation, in each case, in relation to such offer. Neither we nor the underwriters have authorized, and neither we nor they authorize, the making of any offer of depositary shares in circumstances in which an obligation arises for us or any of the underwriters to publish or supplement a prospectus for the purposes of the UK Prospectus Regulation in relation to such offer. Neither this prospectus supplement nor the accompanying prospectus constitutes an approved prospectus for the purposes of the UK Prospectus Regulation. The expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act of 2018 (the “EUWA”) and the regulations made under the EUWA.

Neither the Issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of depositary shares to any legal entity which is not a qualified investor as defined in the UK Prospectus Regulation. Neither the Issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of the depositary shares through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the depositary shares contemplated in this prospectus supplement.

The depositary shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the EUWA and the regulations made under the EUWA; (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA and the regulations made under the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA and the regulations made under the EUWA (the “UK PRIIPs Regulation”) for offering or selling the depositary shares or otherwise making them available to retail investors in the UK, has been prepared and therefore offering or selling the depositary shares or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Each underwriter has represented and agreed that it has not made and will not make an offer of depositary shares that are the subject of the offering contemplated by this prospectus supplement to the public in the UK, except that it may make an offer of such depositary shares to the public in the UK to any legal entity which is a qualified investor as defined in the UK Prospectus Regulation, provided that no such offer of depositary shares shall require the Issuer or any underwriters to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in the UK who receives any communication in respect of, or who acquires any depositary shares under, the offers to the public contemplated in this prospectus supplement, or to whom the depositary shares are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and the Issuer that it and any person on whose behalf it acquires depositary shares is:

(a)	a qualified investor within the meaning of Article 2(e) of the UK Prospectus Regulation; and

(b)

in the case of any depositary shares acquired by it as a financial intermediary, as that term is used in Article 5(1) of the UK Prospectus Regulation, (i) the depositary shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in the UK other than qualified investors, as that term is defined in the UK Prospectus Regulation, or in circumstances in which the prior consent of the underwriters has been given to the offer or resale; or (ii) where depositary shares have been acquired by it on behalf of persons in the UK other than qualified investors, the offer of those depositary shares to it is not treated under the FSMA or the UK Prospectus Regulation as having been made to such persons. In this section,

1.

the expression “offer of depositary shares” to the public in relation to any depositary shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for the depositary shares.

2.	the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

3.	the expression “FSMA” means the Financial Services and Markets Act 2000 (as amended).

Each underwriter has represented, warranted and agreed that,

(a)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the depositary shares in, from or otherwise involving the UK; and

(b)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the depositary shares in circumstances in which Section 21(1) of the FSMA does not apply to us.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the UK, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Switzerland

This prospectus supplement and the accompanying prospectus do not constitute an offer to the public or a solicitation to purchase or invest in any depositary shares.

The depositary shares have not been offered and will not be offered to the public in Switzerland, except that offers of depositary shares may be made to the public in Switzerland under the following exemptions under the Swiss Financial Services Act (“FinSA”):

(a)	to any person which qualifies as a professional client within the meaning of the FinSA;

(b)	to fewer than 500 persons (other than professional clients as defined under the FinSA); or

(c)	in any other circumstances falling within Article 36 FinSA in combination with Article 44 of the Swiss Financial Services Ordinance,

provided always that any such offer is conducted in a manner that it does not require us to publish a prospectus pursuant to Article 35 FinSA.

The depositary shares have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the depositary shares constitutes a prospectus within the meaning of FinSA and neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the depositary shares may be publicly distributed or otherwise made publicly available in Switzerland.

This prospectus supplement and the accompanying prospectus and any other offering or marketing materials in relation to the depositary shares are personal to each recipient and may not be publicly distributed or otherwise made publicly available in or into Switzerland.

Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Hong Kong

The depositary shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the depositary shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to depositary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

The depositary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

If the solicitation constitutes qualified institutional investors solicitation (tekikaku-kikan-toshika-muke-kanyu) under Article 23-13, Paragraph 1 of the FIEA (the “QII Solicitation”), the depositary shares are being solicited only to qualified institutional investors (the “QIIs”) as defined in Article 10 of the Cabinet Office Ordinance Concerning the Definition of Terms provided in Article 2 of the FIEA and the investor of any depositary shares is prohibited from transferring such depositary shares to any person in any way other than to QIIs. As the solicitation of offering constitutes QII Solicitation, no securities registration statement has been or will be filed under Article 4, Paragraph 1 of the FIEA.

If the solicitation constitutes small number of investors solicitation (shoninzu-muke-kanyu) under Article 23-13, Paragraph 4 of the FIEA (the “Small Number of Investors Solicitation”), the depositary shares are being solicited only to a small number of potential investors (i.e., less than 50 offerees, except QIIs who are solicited pursuant to the QII Solicitation), and the investor of any depositary shares (other than the above-mentioned QII investors) is prohibited from transferring such depositary shares to another person in any way other than as a whole to one transferee unless the total number of depositary shares is less than 50 and the depositary shares cannot be divided into any unit/denomination smaller than the unit/denomination represented on the depositary share certificate therefor. As the offering constitutes Small Number of Investors Solicitation, no securities registration statement has been or will be filed under Article 4, Paragraph 1 of the FIEA.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the depositary shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the depositary shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined in Section 4A(1)(a) of the SFA) pursuant to Section 275(1) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and, where applicable, the conditions specified in Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the depositary shares are subscribed or purchased under Section 275 of the SFA by a relevant person that is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the depositary shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

In connection with Section 309B of the SFA and the Capital Markets Products (the “CMP”) Regulations 2018, the depositary shares are prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in Monetary Authority of Singapore Notice SFA 04-N12: Notice on the Sale of Investment Products and Monetary Authority of Singapore Notice FAA-N16: Notice on Recommendations on Investment Products).

Canada

The depositary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the depositary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

VALIDITY OF THE SECURITIES

The validity of the Preferred Stock as well as certain legal matters relating to the offering will be passed upon for us by Venable LLP, Baltimore, Maryland. Additionally, the validity of the depositary shares and certain legal matters relating to the offering will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York. Certain legal matters in connection with the offering will be passed upon for the underwriters by Gibson, Dunn  & Crutcher LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Management’s Assessment of Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Huntington Bancshares Incorporated

Common Stock

Preferred Stock

Depositary Shares

Senior Debt Securities

Subordinated Debt Securities

Junior Subordinated Debt Securities

Warrants

Purchase Contracts for Securities

Guarantees

Units

Huntington Center

41 South High Street

Columbus, Ohio 43287

(614) 480-2265

The securities listed above may be offered and sold, from time to time, by Huntington Bancshares Incorporated, a Maryland corporation (which may be referred to as “we” or “us” or “our” or the “Issuer” or “Huntington”), and/or one or more selling security holders to be identified in the future in amounts, at prices, and on other terms to be determined at the time of the offering, including on a delayed or continuous basis. The Issuer will describe the specific terms and manner of offering of these securities in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers on a continued or delayed basis.

Our common stock is listed and traded on the Nasdaq Global Select Market (the “NASDAQ”) under the symbol “HBAN.” Our depositary shares each representing 1/40th interest in a share of our 4.500% Series H Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, is listed and traded on the NASDAQ under the symbol “HBANP.” Our depositary shares each representing 1/1,000th interest in a share of our 5.70% Series I Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, are listed and traded on the NASDAQ under the symbol “HBANM.” Our depositary shares each representing 1/40th interest in a share of our 6.875% Series J Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, are listed and traded on the NASDAQ under the symbol “HBANL.”

Investing in the offered securities involves risks. See “Risk Factors” on page 3 of this prospectus.

These securities will be equity securities or unsecured obligations of the Issuer and will not be savings accounts, deposits, or other obligations of any of our bank or nonbank subsidiaries and will not be insured by the Federal Deposit Insurance Corporation, the deposit insurance fund or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 28, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration or continuous offering process. Under this shelf process, we, or, under certain circumstances, one or more selling security holders to be identified in the future may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

The following securities may be offered from time to time:

•	common stock;

•	preferred stock;

•	depositary shares;

•	senior debt securities;

•	subordinated debt securities;

•	junior subordinated debt securities;

•	warrants;

•	stock purchase contracts for securities;

•	guarantees; or

•	units.

This prospectus provides you with a general description of the securities that we or any selling security holder may offer as well as other information you should know before investing in our securities. Each time that we or any selling security holder offers securities, we will file with the SEC a prospectus supplement containing specific information about the terms of the securities being offered. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update, or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

We have not, and the underwriters and their affiliates and agents have not, authorized any person to provide any information or represent anything about us other than what is contained or incorporated by reference in this prospectus or the applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We do not, and the underwriters and their affiliates and agents do not, take any responsibility for, and can provide no assurance as to the reliability of, information that others may provide you. The Issuer may only use this prospectus to sell securities if it is accompanied by a prospectus supplement which includes the specific terms of that offering. The Issuer is only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

The Issuer may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by the Issuer directly or through dealers or agents designated from time to time. If the Issuer, directly or through agents, solicits offers to purchase the securities, the Issuer reserves the sole right to accept and, together with its agents, to reject, in whole or in part, any of those offers.

1

The prospectus supplement will contain the names of the underwriters, dealers, or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers, or agents, and the net proceeds to us. Any underwriters, dealers, or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

One or more of our subsidiaries, including Huntington Securities, Inc., may buy and sell any of the securities after the securities are issued as part of their business as a broker-dealer. Those subsidiaries may use this prospectus and the related prospectus supplement in those transactions. Any sale by a subsidiary will be made at the prevailing market price at the time of sale.

2

RISK FACTORS

Prior to making any investment decision with respect to the securities that we may offer, prospective investors should carefully consider the specific factors set forth under the caption “Risk Factors” in the applicable prospectus supplement and in our periodic reports filed with the SEC that are incorporated by reference herein, together with all of the other information appearing in this prospectus or in the applicable prospectus supplement or incorporated by reference into this prospectus in light of their particular investment objectives and financial circumstances.

3

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov and on the investor relations page of our website at http://www.huntington.com. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on our website is part of this prospectus.

4

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file in the future with the SEC will automatically modify, supersede or update this prospectus. In other words, in the case of a conflict or inconsistency between information in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) (other than those “furnished” pursuant to Item 2.02 or Item 7.01 in any Current Report on Form 8-K or other information deemed to have been “furnished” rather than filed in accordance with the SEC’s rules) after the initial filing of the registration statement related to this prospectus until the termination of the offering of the securities covered by the applicable prospectus supplement:

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 14, 2025;

•

The information in Part III of our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on February 16, 2024, incorporated by reference from our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on March 7, 2024;

•	Our Current Report on Form 8-K filed on January 17, 2025 (Film No. 25538713);

•

The description of our common stock, which is registered under Section 12 of the Securities Exchange Act, in our Form 8-A filed with the SEC on April 28, 1967, including any subsequently filed amendments and reports updating such description;

•

The description of the depositary shares each representing a 1/40th interest in a share of our 4.500% Series H Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, which is registered under Section 12 of the Securities Exchange Act, in our Form 8-A filed with the SEC on February 9, 2021, including any subsequently filed amendments and reports updating such description; and

•

The description of the depositary shares each representing a 1/1,000th interest in a share of our 5.70% Series I Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, which is registered under Section 12 of the Securities Exchange Act, in our Form 8-A filed with the SEC on June 9, 2021, including any subsequently filed amendments and reports updating such description.

•

The description of the depositary shares each representing a 1/40th interest in a share of our 6.875% Series J Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, which is registered under Section 12 of the Securities Exchange Act, in our Form 8-A filed with the SEC on March 6, 2023, including any subsequently filed amendments and reports updating such description.

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.

Upon written or oral request, we will provide — at no cost to the requester — a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may make a request by writing to the following address or calling the following telephone number:

Investor Relations

Huntington Bancshares Incorporated

41 South High Street

Columbus, Ohio 43287

Phone: (614) 480-5676

5

FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the documents incorporated herein and therein by reference contain certain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements, which are not historical facts and are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan,” “target,” “goal,” or similar expressions, or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act, Section 21E of the Securities Exchange Act, and the Private Securities Litigation Reform Act of 1995.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: changes in general economic, political, or industry conditions; deterioration in business and economic conditions, including persistent inflation, supply chain issues or labor shortages, instability in global economic conditions and geopolitical matters, as well as volatility in financial markets; changes in U.S. trade policies, including the imposition of tariffs and retaliatory tariffs; the impact of pandemics and other catastrophic events or disasters on the global economy and financial market conditions and our business, results of operations, and financial condition; the impacts related to or resulting from bank failures and other volatility, including potential increased regulatory requirements and costs, such as FDIC special assessments, long-term debt requirements and heightened capital requirements, and potential impacts to macroeconomic conditions, which could affect the ability of depository institutions, including us, to attract and retain depositors and to borrow or raise capital; unexpected outflows of uninsured deposits which may require us to sell investment securities at a loss; changing interest rates which could negatively impact the value of our portfolio of investment securities; the loss of value of our investment portfolio which could negatively impact market perceptions of us and could lead to deposit withdrawals; the effects of social media on market perceptions of us and banks generally; cybersecurity risks; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Federal Reserve; volatility and disruptions in global capital and credit markets; movements in interest rates; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services including those implementing our “Fair Play” banking philosophy; changes in policies and standards for regulatory review of bank mergers; the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, including those related to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III regulatory capital reforms, as well as those involving the Office of the Comptroller of the Currency, Federal Reserve, FDIC, and Consumer Financial Protection Bureau; and other factors that may affect our future results. Additional factors that could cause results to differ materially from those described above can be found in our Annual Report on Form 10-K for the year ended December 31, 2024, under the captions “Forward-Looking Statements” and “Risk Factors,” and the documents subsequently filed by us with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. We do not assume any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

6

HUNTINGTON BANCSHARES INCORPORATED

We are a multi-state diversified regional bank holding company organized under Maryland law in 1966 and headquartered in Columbus, Ohio. Through our subsidiary bank, The Huntington National Bank, we are committed to making people’s lives better, helping businesses thrive, and strengthening the communities we serve, and we have been servicing the financial needs of our customers since 1866. Through our subsidiaries, we provide full-service commercial and consumer deposit, lending, and other banking services. These include, but are not limited to, payments, mortgage banking, direct and indirect consumer financing, investment banking, capital markets, advisory, equipment financing, distribution finance, investment management, trust, brokerage, insurance, and other financial products and services. As of December 31, 2024, our 978 full-service branches and private client group offices are located in Ohio, Colorado, Florida, Illinois, Indiana, Kentucky, Michigan, Minnesota, North Carolina, Pennsylvania, West Virginia, and Wisconsin. We also maintain a local banking presence in South Carolina and Texas, along with conducting select financial services and other activities in other states.

As of December 31, 2024, we had, on a consolidated basis, total assets of approximately $204 billion, total deposits of approximately $162 billion and total shareholders’ equity of approximately $20 billion.

Our principal executive offices are located at 41 South High Street, Columbus, Ohio 43287, and our telephone number is (614) 480-2265.

7

SECURITIES WE MAY OFFER

We may use this prospectus to offer securities in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified. The securities of each class as described in this prospectus may also be offered and sold, from time to time, by one or more selling security holders to be identified in the future.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Common Stock

We may sell our common stock, par value $0.01 per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Preferred Stock and Depositary Shares

We may sell shares of our preferred stock in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Senior Debt Securities, Subordinated Debt Securities, and Junior Subordinated Debt Securities

Our notes, including senior notes, subordinated notes, and junior subordinated notes, may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate, the trustee or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the notes.

Warrants

We may sell warrants to purchase our senior notes, subordinated notes, junior subordinated notes, shares of preferred stock, shares of our common stock or units. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

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Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our senior notes, subordinated notes, junior subordinated notes, preferred stock, depositary shares or common stock.

Guarantees

We may issue guarantees of indebtedness issued by our subsidiaries.

Units

We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

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USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we anticipate that the net proceeds from the sale of the securities by the Issuer will be added to our general funds and will be available for general corporate purposes, including, among other things:

•	the repayment of existing indebtedness;

•	the repurchase of our common stock;

•	the redemption or repurchase of our preferred stock;

•	investments in, or extensions of credit to, our existing or future subsidiaries; and

•	the financing of possible acquisitions.

Pending such use, we may temporarily invest the net proceeds in short-term securities or reduce our short-term indebtedness, or we may hold the net proceeds in deposit accounts in our subsidiary bank.

Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

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PLAN OF DISTRIBUTION

We may sell the offered securities:

•	through agents;

•	to or through underwriters; or

•	directly to other purchasers.

Any underwriters or agents will be identified and their discounts, commissions and other items constituting underwriters’ compensation and any securities exchanges on which the securities are listed will be described in the applicable prospectus supplement or term sheet.

We (directly or through agents) may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments they may be required to make in respect of such liabilities.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for the Issuer by Wachtell, Lipton, Rosen & Katz and Venable LLP. Unless otherwise provided in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by their own counsel.

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EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Management’s Assessment of Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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